                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
     [X] Revised Preliminary Proxy             Commission Only (as permitted by
         Statement                             Rule 14a-6(e)(2))
     [ ] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                              BJ SERVICES COMPANY
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                (Name of Registrant as Specified in its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:


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     (2) Aggregate number of securities to which transaction applies:


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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


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     (4) Proposed maximum aggregate value of transaction:


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     (5) Total fee paid:

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:


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     (2) Form, Schedule or Registration Statement No.:


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     (3) Filing Party:


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     (4) Date Filed:


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

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                JANUARY 22, 1998
                             ---------------------

     The Annual Meeting of the Stockholders of BJ Services Company (the "Company") will be held on Thursday, January 22, 1998, at 11:00 a.m. local time, at The Houstonian Hotel and Conference Center located at 111 North Post Oak Lane, Houston, Texas, for the following purposes:

     1. To elect two Class II directors to serve a three-year term;

     2. To approve an amendment to the Company's certificate of incorporation, as amended (the "Charter"), to increase the total number of shares of common stock, par value $.10 per share, that the Company has the authority to issue from 80,000,000 shares to 250,000,000 shares (the "Common Stock Amendment");

     3. To approve an amendment to the Company's Charter to increase the total number of shares of preferred stock, par value $1.00 per share, that the Company has the authority to issue from 5,000,000 shares to 15,000,000 shares (the "Preferred Stock Amendment");

     4. To approve the adoption of the BJ Services Company 1997 Incentive Plan (the "1997 Incentive Plan"); and

     5. To transact such other business as may properly come before the meeting and any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     All stockholders of record at the close of business on December 5, 1997 are entitled to notice of and to vote at said meeting or any adjournment thereof. At least a majority of the outstanding shares of the Company are required to be present at the meeting or represented by proxy to constitute a quorum.

                                            By order of the Board of Directors,

                                            /s/ J.W. STEWART
                                            J. W. Stewart
                                            Chairman of the Board, President
                                            and Chief Executive Officer

Houston, Texas
December 19, 1997

                             YOUR VOTE IS IMPORTANT

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY AS PROMPTLY AS POSSIBLE. AN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THIS PURPOSE.

                              BJ SERVICES COMPANY

                                PROXY STATEMENT

     This proxy statement is furnished to stockholders of BJ Services Company, a Delaware corporation (the "Company"), in connection with the solicitation of proxies on behalf of the Board of Directors of the Company to be voted at the Annual Meeting of Stockholders of the Company (the "1998 Annual Meeting"), to be held at The Houstonian Hotel and Conference Center located at 111 North Post Oak Lane, Houston, Texas, on Thursday, January 22, 1998, at 11:00 a.m. local time, and at any and all adjournments thereof. Stockholders of record at the close of business on December 5, 1997 will be entitled to notice of and to vote at such meeting and at all adjournments thereof.

     When a properly executed proxy is received prior to the meeting, the shares represented thereby will be voted at the meeting in accordance with the directions noted thereon. A proxy may be revoked at any time before it is exercised by submitting a written revocation or a later-dated proxy to the Secretary of the Company, or by attending the meeting in person and so notifying the meeting judges.

     Management does not intend to present any business for a vote at the meeting, other than (i) the election of directors; (ii) the proposed amendment to the Company's amended certificate of incorporation (the "Charter") to effect an increase in the total number of authorized shares of Common Stock (the "Common Stock Amendment"); (iii) the proposed Charter amendment to effect an increase in the total number of authorized shares of Preferred Stock (the "Preferred Stock Amendment"); and (iv) the proposed adoption of the BJ Services Company 1997 Incentive Plan (the "1997 Incentive Plan"). Unless stockholders specify otherwise in their proxies, proxies will be voted FOR the election of nominees listed herein as directors, FOR the Common Stock Amendment, FOR the Preferred Stock Amendment and FOR the approval of the 1997 Incentive Plan. If other matters requiring the vote of stockholders properly come before the meeting, it is the intention of the persons named in the attached proxy card to vote proxies held by them in accordance with their judgment on such matters.

     The complete mailing address of the Company's executive offices is 5500 Northwest Central Drive, Houston, Texas 77092. The approximate date on which this proxy statement and the accompanying proxy card were first sent or given to the stockholders of the Company is December 19, 1997.

                               VOTING SECURITIES

     On December 5, 1997, the record date, there were outstanding and entitled to vote 38,666,911 shares of the Company's Common Stock, held of record by approximately 1,100 persons. Stockholders are entitled to one vote, exercisable in person or by proxy, for each share of Common Stock held on the record date. Cumulative voting is not permitted under the Company's Charter or Bylaws. Abstentions and broker nonvotes will have the effect of a vote against the proposed amendments to the Charter. Abstentions with respect to the approval of the 1997 Incentive Plan will have the effect of a vote against such plan; broker nonvotes will not be counted as a vote against the 1997 Incentive Plan.

     Owners of more than 5% of the outstanding voting securities of the Company, including Common Stock and warrants to purchase Common Stock (the "Warrants"), are set forth in the following table. At the record date, management knew of no person that beneficially owned more than 5% of the outstanding voting securities of the Company, other than as set forth in the table.

                                                                            NUMBER      PERCENT
TITLE OF CLASS            NAME AND ADDRESS OF BENEFICIAL OWNERS            OF SHARES    OF CLASS
--------------            -------------------------------------            ---------    --------
Common Stock      FMR Corp.                                                2,591,139(a)   6.7%
                  82 Devonshire Street
                  Boston, Massachusetts 02109

---------------

(a) As of August 8, 1997, based on information filed by FMR Corp. ("FMR"). FMR, through its wholly owned subsidiary, Fidelity Management & Research Company ("Fidelity"), which acts as investment adviser to various investment company funds, was the beneficial owner of 2,276,635 shares of Common Stock and, through its wholly owned subsidiary, Fidelity Management Trust Company ("Fidelity Trust"), was the beneficial owner of 314,504 shares of Common Stock. Of those shares, FMR and Edward C. Johnson 3d, through their control of Fidelity and Fidelity Trust, had sole dispositive power with respect to the entire holding of 2,276,635 shares beneficially owned by Fidelity and sole voting and dispositive power with respect to the entire holding of 314,504 shares beneficially owned by Fidelity Trust. Voting power with respect to the shares beneficially owned by Fidelity was held by the boards of trustees of the various funds.

                             ELECTION OF DIRECTORS

     The Company's Bylaws provide for the Board of Directors to serve in three classes having staggered terms of three years each. Two Class II directors will be elected at the 1998 Annual Meeting of Stockholders to serve for a three-year term expiring at the Annual Meeting of Stockholders in the year 2001. Pursuant to the Company's Bylaws, in case of a vacancy on the Board of Directors, a majority of the remaining directors of the class in which the vacancy occurs will be empowered to elect a successor, and the person so elected will hold office for the remainder of the full term of the director whose death, retirement, resignation, disqualification or other cause created the vacancy, and thereafter until the election of a successor director.

     The persons whose names are set forth as proxies in the enclosed proxy card will vote all shares over which they have control "FOR" the election of the nominees named below unless otherwise directed. Although the Board of Directors of the Company does not anticipate that any of the nominees will be unable to serve, if such a situation should arise prior to the meeting, the appointed proxies will use their discretionary authority pursuant to the proxy and vote in accordance with their best judgment.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES NAMED BELOW. THE AFFIRMATIVE VOTE OF HOLDERS OF A MAJORITY OF THE COMMON STOCK PRESENT OR REPRESENTED BY PROXY AT THE MEETING AND ENTITLED TO VOTE IS REQUIRED TO ELECT EACH DIRECTOR NOMINEE.

     The following table sets forth, for each nominee for election as a Class II director, his name, his principal occupation, his age and the year in which he first became a director of the Company. The nominees have consented to be named in this proxy statement and to serve as directors, if elected.

                                                                                              DIRECTOR
               NAME                              PRINCIPAL OCCUPATION                  AGE     SINCE
               ----                              --------------------                  ---     -----
Don D. Jordan.....................  Chairman, Chief Executive Officer and a            65       1990
                                    director of Houston Industries Incorporated, a
                                    public utility holding company with interests
                                    in the electric utilities, gas distribution,
                                    gas pipeline, coal and transportation
                                    businesses. Mr. Jordan has been employed by
                                    various subsidiaries of Houston Industries
                                    Incorporated since 1956. He currently serves as
                                    a director of Texas Commerce Bancshares, UTECH
                                    Joint Venture and AEGIS Insurance Services.
Michael McShane...................  Vice President -- Finance and Chief Financial      65       1990
                                    Officer of the Company. Mr. McShane joined the
                                    Company in 1987 from Reed Tool Company, an
                                    oilfield tool company, where he was employed
                                    for seven years. At Reed Tool Company, he held
                                    various financial management positions.

INFORMATION CONCERNING OTHER DIRECTORS

     The following table sets forth certain information for those directors whose present terms will continue after the 1998 Annual Meeting. The terms of the Class III and Class I directors will expire at the 1999 and 2000 Annual Meetings of Stockholders, respectively.

                                                                                         DIRECTOR
               NAME                             PRINCIPAL OCCUPATION               AGE    SINCE     CLASS
               ----                             --------------------               ---   --------   -----
L. William Heiligbrodt............  President, Chief Operating Officer and a       56    1992         III
                                    director of Service Corporation
                                    International, a funeral services corporation
                                    ("SCI"). He has served in various management
                                    positions with SCI since February 1990. Prior
                                    to joining SCI, Mr. Heiligbrodt served as
                                    President of Provident Services, Inc. from
                                    March 1988 to February 1990. Prior to that,
                                    he served for five years as Vice Chairman and
                                    Chief Executive Officer of WEDGE Group,
                                    Incorporated, a multi-industry holding
                                    company.
James E. McCormick................  Mr. McCormick served in various executive      70    1990         III
                                    positions with ORYX Energy Company, a
                                    diversified energy company, including
                                    President, Chief Operating Officer and a
                                    director, from 1977 until his retirement in
                                    1992. Mr. McCormick currently serves on the
                                    board of directors of Lone Star Technology,
                                    Snyder Oil Company, Dallas National Bank and
                                    Tesco Corporation.

                                                                                         DIRECTOR
               NAME                             PRINCIPAL OCCUPATION               AGE    SINCE     CLASS
               ----                             --------------------               ---   --------   -----
J. W. Stewart.....................  Chairman of the Board, President and Chief     53    1990         III
                                    Executive Officer of the Company. Mr. Stewart
                                    joined Hughes Tool Company in 1969 as Project
                                    Engineer, served as Vice President -- Legal
                                    and Secretary of Hughes Tool Company and as
                                    Vice President-Operations for a predecessor
                                    of the Company prior to being named President
                                    of the Company in 1986.
John R. Huff......................  Chairman, President and Chief Executive        51    1992           I
                                    Officer of Oceaneering International, Inc.,
                                    an oilfield services corporation
                                    ("Oceaneering"). Mr. Huff has been President,
                                    Chief Executive Officer and a director of
                                    Oceaneering since 1986 and Chairman of the
                                    Board since 1990. Mr. Huff is also a director
                                    of Triton Energy.
R. A. LeBlanc.....................  Mr. LeBlanc served in various executive        67    1994           I
                                    positions with Keystone International, Inc.,
                                    a manufacturer of flow control products,
                                    including Chairman of the Board, Chief
                                    Executive Officer and a director, from 1959
                                    until his retirement in 1995.
Michael E. Patrick................  Chief Investment Officer for The Meadows       53    1995           I
                                    Foundation since December 1, 1995; consultant
                                    from 1994 to 1995. Executive Vice President,
                                    Chief Financial Officer and a director of
                                    Lomas Financial Corporation, parent, and
                                    President and Chief Operating Officer of two
                                    subsidiaries, Lomas Mortgage USA and Lomas
                                    Information Systems, Inc., from 1992 to
                                    December 31, 1993. The Lomas companies were
                                    engaged in mortgage banking, real estate and
                                    information systems. Lomas Financial
                                    Corporation and Lomas Mortgage USA filed for
                                    bankruptcy protection in October 1995.
                                    Executive Vice Chancellor for Asset
                                    Management of the University of Texas System,
                                    where Mr. Patrick was responsible for the
                                    investment of all endowment funds, from 1984
                                    to 1991. Mr. Patrick is also currently a
                                    director of Cooper Cameron Corporation.

     The following table sets forth the beneficial ownership of Common Stock as of November 1, 1997 by each current director and nominee, by each executive officer named in the Summary Compensation Table and by all current directors and officers as a group.

                                                                 NUMBER OF
                       NAME OR GROUP                            SHARES(1)(2)
                       -------------                            ------------
L. William Heiligbrodt......................................        16,000
John R. Huff................................................        14,000
Don D. Jordan...............................................        15,500
R. A. LeBlanc...............................................        10,435
James E. McCormick..........................................        16,000
Michael E. Patrick..........................................         7,000
J. W. Stewart...............................................       411,903
Michael McShane.............................................       123,338
Kenneth Williams............................................        78,712
Thomas H. Koops.............................................       107,609
Margaret B. Shannon.........................................        55,829
All current directors and officers as a group (15
  persons)(3)...............................................     1,037,721

---------------

(1) The persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. As of November 1, 1997 no officer or director owned in excess of 1% of the Company's Common Stock.

(2) Includes the following shares subject to options granted pursuant to the BJ Services Company 1990 Stock Incentive Plan (the "1990 Stock Incentive Plan") and the BJ Services Company 1995 Incentive Plan (the "1995 Incentive Plan") and exercisable within 60 days: Mr. Heiligbrodt -- 14,000 shares; Mr.
    Huff -- 14,000 shares; Mr. Jordan -- 15,000 shares; Mr. LeBlanc -- 10,000 shares; Mr. McCormick -- 15,000 shares; Mr. Patrick -- 7,000 shares; Mr. Stewart -- 344,937 shares; Mr. McShane -- 89,695 shares; Mr.
    Williams -- 59,629 shares; Mr. Koops -- 89,876 shares; Ms. Shannon -- 39,834 shares.

(3) All current directors and officers as a group owned beneficially an aggregate of approximately 2% of the Company's Common Stock.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     During fiscal 1997, the Board of Directors held seven meetings of the full Board and nine meetings of committees. During such fiscal year, or such portion of such year during which such director served, each director attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of committees of the Board on which he served. During fiscal 1997, directors who were not employees of the Company were paid a monthly retainer of $2,500 for service on the Board, an attendance fee of $1,250 for the first meeting of the Board or any of its committees attended in one day, and $800 for each additional meeting attended in the same day. Committee chairmen who are not Company employees receive an additional 50% of the meeting fee. In addition, pursuant to the terms of the 1990 Stock Incentive Plan and the 1995 Incentive Plan, the non-employee directors receive annual automatic grants of options to purchase 4,000 shares of Common Stock effective the fourth Thursday of October each year. Employees of the Company are not paid any directors' fees. No member of the Board of Directors was paid any compensation in the Company's 1997 fiscal year for his service as a director of the Company other than pursuant to the standard compensation arrangement for directors and expenses.

     On January 23, 1997, the Board of Directors appointed members to serve on the Audit Committee, the Executive Compensation Committee and the Nominating Committee. The Nominating Committee held two meetings during fiscal 1997. The Executive Compensation Committee met four times and the Audit Committee met three times during that period.

     The responsibilities of the Audit Committee, comprised of Messrs. McCormick (Chairman), Jordan, Huff, LeBlanc and Patrick, include reviewing the scope and results of the annual audit of the Company's consolidated financial statements with the independent auditors, internal auditors and management; reviewing the independence of the independent auditors and the internal auditors; reviewing actions by management on the independent and internal auditors' recommendations; and meeting with management, the internal auditors and the independent auditors to review the effectiveness of the Company's system of internal control and internal audit procedures. To promote the independence of the audit, the Audit Committee consults separately and jointly with the independent auditors, the internal auditors and management.

     The responsibilities of the Executive Compensation Committee, comprised of Messrs. Jordan (Chairman), McCormick, Heiligbrodt, Huff and Patrick, include reviewing the Company's executive salary and bonus structure; reviewing the Company's employee stock incentive plans, thrift plan and employee stock purchase plan as well as other incentive alternatives; reviewing the Company's perquisite program; and recommending directors' fees.

     The responsibilities of the Nominating Committee, comprised of Messrs. Heiligbrodt (Chairman), McCormick and LeBlanc, include selecting candidates to fill vacancies on the Board of Directors; reviewing the structure and composition of the Board; and considering qualifications required for continued Board service. The Committee also considers nominees recommended by stockholders. Stockholders desiring to make such recommendations should submit the candidate's name, together with biographical information and the candidate's written consent to be nominated and, if elected, to serve to: Chairman, Nominating Committee of the Board of Directors of BJ Services Company, P.O. Box 4442, Houston, Texas 77210-4442.

                        PROPOSED INCREASE IN AUTHORIZED
                             SHARES OF COMMON STOCK

     At the 1998 Annual Meeting, the Company's stockholders will also be asked to approve the Common Stock Amendment to effect an increase in the total number of authorized shares of Common Stock from 80,000,000 shares to 250,000,000 shares.

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE COMMON STOCK AMENDMENT INCREASING THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK FROM 80,000,000 SHARES TO 250,000,000 SHARES AND UNANIMOUSLY RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE FOR APPROVAL OF SUCH AMENDMENT. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK IS REQUIRED TO APPROVE THIS AMENDMENT.

DESCRIPTION OF THE PROPOSED AMENDMENT TO THE CHARTER

     The Common Stock Amendment would increase the total number of authorized shares of Common Stock from 80,000,000 to 250,000,000 shares and is being proposed for approval at the 1998 Annual Meeting. The full text of the proposed Common Stock Amendment and Preferred Stock Amendment is set forth in Appendix A to this Proxy Statement. The additional shares of Common Stock would constitute additional shares of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock currently authorized.

     At a meeting held on December 11, 1997, the Board of Directors voted to recommend to the stockholders that the number of authorized shares of the Common Stock of the Corporation be increased from 80,000,000 shares to 250,000,000 shares. At the same meeting the Board announced its intention, if the Common Stock Amendment is approved by the stockholders, to declare a stock split effected in the form of a stock dividend (the "Stock Split") on the Common Stock, whereby one new share of Common Stock would be issued for each existing share of Common Stock outstanding on January 30, 1998, the proposed record date for the Stock Split (the "Stock Split Record Date"). The increased number of authorized shares will also provide the Company with flexibility for future financings and acquisitions approved by the Board of Directors. The Company has no other present plans for the issuance of the additional authorized shares contemplated by this proposal. The Board of Directors anticipates that the increase in the number of outstanding shares of Common Stock effected through the Stock Split may place the market price of the Common Stock in a range more attractive to investors, particularly individual investors, and may result in a broader market for the Common

Stock. If the Common Stock Amendment is approved, the Company will apply to the New York Stock Exchange (the "NYSE") for the listing of additional shares of Common Stock in connection with the Stock Split.

     The Charter currently authorizes the issuance of 80,000,000 shares of Common Stock. Of such shares, 38,666,911 shares were outstanding as of December 5, 1997. The current number of authorized and unreserved shares of Common Stock is insufficient to effect the Stock Split.

     If the Common Stock Amendment is approved, stockholders of record as of the close of business on the Stock Split Record Date, will receive, as a stock dividend, one additional share of Common Stock for every share owned as of that date. The Company's stockholders as of the Stock Split Record Date will not pay, and the Company will not receive, any payment or other consideration for the additional shares that would be issued pursuant to the Stock Split. A stockholder's equity interest in the Company would not increase as a result of the Stock Split; however, any sale of the Stock Split shares by a stockholder would reduce such stockholder's proportional equity in the Company.

     If the Common Stock Amendment is approved, an amount equal to the par value of shares issued in relation to the Stock Split would be transferred from the Company's retained earnings account to the Company's stated capital account. The $.10 par value of the Common Stock would not change. Stockholders would retain their Common Stock certificates issued prior to the Stock Split Record Date, and those certificates issued prior to that date would continue to represent the number of shares of Common Stock evidenced thereby. Certificates for the additional shares of Common Stock would be mailed to stockholders of record by the Company's transfer agent. The Company anticipates that the transfer agent would mail the certificates for the new shares of Common Stock to holders of record on or about February 20, 1998. STOCKHOLDERS SHOULD NOT SEND THEIR CURRENT CERTIFICATES TO THE COMPANY OR TO THE TRANSFER AGENT.

     The additional shares of Common Stock that would be authorized by the Common Stock Amendment and not reserved to effect the Stock Split could be issued at the direction of the Board of Directors from time to time for any proper corporate purpose, including, without limitation, the acquisition of other businesses, the raising of additional capital for use in the Company's business, a split of or dividend on then outstanding shares or in connection with any employee stock plan or program. The holders of shares of Common Stock do not presently have preemptive rights to subscribe for any of the Company's securities and will not have any such rights to subscribe for the additional shares of Common Stock proposed to be authorized. If the Common Stock Amendment is approved, the Board of Directors will not solicit stockholder approval to issue additional authorized shares of Common Stock, except to the extent that such approval may be required by law or the rules of the New York Stock Exchange (the "NYSE"), and such shares may be issued for such consideration, cash or otherwise, at such times and in such amounts as the Board of Directors, in its discretion, may determine. Under the NYSE's current rules, stockholder approval is required in connection with certain issuances of shares of Common Stock or securities convertible into or exercisable or exchangeable therefor, including issuance of shares of Common Stock that would result in an increase of at least 20% of the shares of Common Stock outstanding before such issuance.

     Stockholders of the Company should recognize that, although the Board of Directors will authorize the further issuance of Common Stock only when it considers such issuance to be in the best interests of the Company, the issuance of additional shares of Common Stock may, among other things, have a dilutive effect on the earnings per share of Common Stock and on the equity and voting rights of holders of shares of Common Stock. Furthermore, the Common Stock Amendment could permit the Board of Directors to issue shares of Common Stock to persons supportive of management's position. Such persons might then be in a position to vote to prevent or delay a proposed business combination that is deemed unacceptable to the Board of Directors, although perceived to be desirable by some stockholders. Any such issuance could provide management with a means to block any two-thirds vote that might be used to effect a business combination in accordance with the Charter.

     The Board of Directors has no current plans to issue additional shares of Common Stock, except for (i) shares of Common Stock reserved for issuance under the Company's current employee benefit plans and

(ii) subject to stockholder approval at the 1998 Annual Meeting, shares of Common Stock that would be issued or reserved for issuance upon payment of the Stock Split and under the 1997 Incentive Plan. However, the Board of Directors believes that the benefits of providing it with the flexibility to issue shares without delay for any proper business purpose, including in connection with any financing or any acquisition of another business, outweigh the possible disadvantages of dilution and delaying or preventing a change of control, and that it is prudent and in the best interests of the Company and the stockholders to provide the advantage of greater flexibility that will result from the adoption of the Common Stock Amendment.

     Upon the effectiveness of the Stock Split, appropriate adjustments will be made to stock options and performance units and other stock-based instruments awarded and to be awarded under the Company's compensation and benefit programs, as well as to the number of shares of Common Stock purchasable under the Company's Employee Stock Purchase Plan. Such adjustments will also be made in respect of the outstanding Warrants to purchase Common Stock and the Preferred Share Purchase Rights (the "Rights") attached to the shares of Common Stock currently outstanding and to be attached to the shares of Common Stock issued pursuant to the Stock Split. The Rights are not currently exercisable.

                        PROPOSED INCREASE IN AUTHORIZED
                           SHARES OF PREFERRED STOCK

     At the 1998 Annual Meeting, the Company's stockholders will also be asked to approve the Preferred Stock Amendment to effect an increase in the total number of authorized shares of Preferred Stock from 5,000,000 shares to 15,000,000 shares. There are no outstanding shares of Preferred Stock, and accordingly, there are no holders of Preferred Stock entitled to vote on this proposal.

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PREFERRED STOCK AMENDMENT INCREASING THE AUTHORIZED NUMBER OF SHARES OF PREFERRED STOCK FROM 5,000,000 SHARES TO 15,000,000 SHARES AND UNANIMOUSLY RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE FOR APPROVAL OF SUCH AMENDMENT. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK IS REQUIRED TO APPROVE THIS AMENDMENT.

DESCRIPTION OF THE PROPOSED AMENDMENT TO THE CHARTER

     The Preferred Stock Amendment would increase the total number of authorized shares of Preferred Stock from 5,000,000 to 15,000,000 shares and is being proposed for approval at the 1998 Annual Meeting. The full text of the proposed Preferred Stock Amendment and the Authorized Common Stock Amendment is set forth in Appendix A to this Proxy Statement. The additional shares of Preferred Stock would constitute additional shares of Preferred Stock and, if and when issued, would have such rights and privileges as may be determined by the Board of Directors at such time.

     At a meeting held on December 11, 1997, in connection with its approval of the Authorized Common Stock Amendment, the Board of Directors voted to recommend to the stockholders that the number of authorized shares of the Preferred Stock of the Corporation be increased from 5,000,000 shares to 15,000,000 shares. The increased number of authorized shares will provide the Company with more flexibility for future financings and acquisitions approved by the Board of Directors. The Company has no present plans for the issuance of the additional authorized shares of Preferred Stock contemplated by this proposal.

     The Charter currently authorizes the issuance of 5,000,000 shares of Preferred Stock, none of which are currently issued and outstanding. By resolution of the Board of Directors, an amended certificate of designation was filed in October 1996 in the State of Delaware designating 200,000 shares of Preferred Stock as Series A Preferred Stock. Shares of the authorized Series A Preferred Stock would be issuable upon exercise of the Rights currently attached to outstanding shares of Common Stock. The Rights are not currently exercisable.

     The additional shares of Preferred Stock authorized by the Preferred Stock Amendment could be issued, in one or more series, at the direction of the Board of Directors from time to time for any proper corporate purpose, including, without limitation, the acquisition of other businesses and the raising of additional capital for use in the Company's business. The issuance of shares of Preferred Stock could have the effect of preventing or delaying a change of control, as described above under "Proposed Increase in Authorized Shares of Common Stock." The Charter does not provide for preemptive rights of holders of Preferred Stock to subscribe for any of the Company's securities. If the Preferred Stock Amendment is approved, the Board of Directors will not solicit stockholder approval to issue additional authorized shares of Preferred Stock, except to the extent that such approval may be required by the law or the rules of the NYSE, and such shares may be issued for such consideration, cash or otherwise, at such times and in such amounts as the Board of Directors, in its discretion, may determine.

     It is not possible to state the actual effect upon the holders of Common Stock of the authorization of the additional shares of Preferred Stock until the Board of Directors by resolution determines the respective designations, powers and preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of one or more series of the Preferred Stock. However, such effects may include (i) restrictions on dividends on Common Stock if dividends on the Preferred Stock are in arrears; (ii) dilution of the voting power of the Common Stock to the extent that a series of the Preferred Stock has voting rights; (iii) restrictions on the rights of the holders of Common Stock to share in the Company's assets upon liquidation until satisfaction of any liquidation preference granted to the Preferred Stock; and
(iv) potential dilution of the equity of holders of Common Stock to the extent that a series of the Preferred Stock might be convertible into or exchangeable for Common Stock.

     Although the Board of Directors has no current plans to issue any shares of Preferred Stock, it believes that the benefits of providing it with the flexibility to issue shares without delay for any proper business purpose, including in connection with any financing or any acquisition of another business, outweigh the possible disadvantages of delaying or preventing a change of control, and that it is prudent and in the best interests of the Company's stockholders to provide the advantage of greater flexibility that will result from the adoption of the Preferred Stock Amendment.

                            PROPOSED ADOPTION OF THE
                              1997 INCENTIVE PLAN

     At the 1998 Annual Meeting, stockholders of the Company will also be asked to approve the 1997 Incentive Plan and to authorize 1,500,000 shares of Common Stock for issuance thereunder (3,000,000 shares of Common Stock as of the Stock Split Record Date if the Common Stock Amendment is approved by the stockholders).

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE 1997 INCENTIVE PLAN AND UNANIMOUSLY RECOMMENDS THAT THE COMPANY STOCKHOLDERS VOTE FOR APPROVAL OF THE PROPOSED PLAN. THE AFFIRMATIVE VOTE OF HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK PRESENT IN PERSON OR REPRESENTED BY PROXY AND ENTITLED TO VOTE AT THE 1998 ANNUAL MEETING IS REQUIRED TO APPROVE THE PROPOSED PLAN.

GENERAL

     The purpose of the 1997 Incentive Plan is to promote the interests of the Company and its stockholders by encouraging employees of the Company, its subsidiaries and affiliated entities and its non-employee directors to acquire or increase their equity interest in the Company, and, with respect to employees, to enable them to relate incentive compensation to performance goals of the Company, thereby giving them an added incentive to work toward the continued growth and success of the Company. The Board of Directors also contemplates that through the 1997 Incentive Plan, the Company, its subsidiaries and its affiliated entities will be better able to compete for the services of personnel needed for growth and success. However, nothing in the 1997 Incentive Plan shall operate or be construed to prevent the Company from granting awards outside of such plan. In the opinion of the Company, the 1997 Incentive Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

     The full text of the 1997 Incentive Plan is set forth in Appendix B to this Proxy Statement. Certain features of the 1997 Incentive Plan are summarized below, but such summary is qualified in its entirety by reference to the full text of the 1997 Incentive Plan. All capitalized terms not defined herein shall have the meanings set forth in the 1997 Incentive Plan.

TYPES OF AWARDS

     The 1997 Incentive Plan would permit the granting of the following types of awards: stock options ("Options") to purchase shares of Common Stock to employees, officers and non-employee directors ("Optionees"), which may be either incentive stock options ("Incentive Stock Options") within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options that do not constitute Incentive Stock Options ("Nonqualified Options"); stock-based awards ("Performance Stock," "Performance Units" and "Bonus Stock") to employees and officers ("Employee Grantees") and cash awards ("Tandem Cash Tax Rights," "Performance Cash Awards" or "Bonus Cash Awards," collectively referred to as "Cash Awards") to Employee Grantees. Options, Performance Stock, Performance Units, Bonus Stock and Cash Awards are collectively referred to herein as "Awards."

ELIGIBILITY FOR PARTICIPATION

     Incentive Stock Options may be granted only to individuals who are employees and officers (whether or not they are directors) of the Company or any "Parent Corporation" or any "Subsidiary Corporation" (as defined in Section 424 of the Code) of the Company, and Nonqualified Options, Performance Stock, Performance Units, Bonus Stock and Cash Awards may be granted only to individuals who are employees and officers (whether or not they are directors) of the Company, its subsidiaries and affiliated entities. Options granted to non-employee directors shall be Nonqualified Options, and non-employee directors shall not be eligible to receive any other Award. As of the date of this Proxy
Statement, approximately      employees and six non-employee directors are
eligible to participate in the 1997 Incentive Plan.

ADMINISTRATION

     Under the terms of the 1997 Incentive Plan, the 1997 Incentive Plan will be administered by the Executive Compensation Committee of the Board of Directors, consisting of two or more directors of the Company appointed by the Board of Directors. The members of the Executive Compensation Committee, as of the date of this Proxy Statement, are Messrs. Don D. Jordan, James E. McCormick, L. William Heiligbrodt, John R. Huff and Michael E. Patrick. No person shall be eligible to serve on the Executive Compensation Committee unless such person is a "Non-Employee Director" as defined in Rule 16b-3 promulgated under the Exchange Act of 1934, as amended (the "Exchange Act"), if and as such is then in effect, and also an "outside director" within the meaning of Section 162(m) of the Code. Subject to the terms and conditions of the 1997 Incentive Plan, the Executive Compensation Committee has authority to determine the employees who are to be granted Awards, the number of shares to be issued pursuant to such Awards and, within the limits of the 1997 Incentive Plan, the exercise price of Options (other than Options granted to non-employee directors), to interpret the 1997 Incentive Plan and all Options and Awards and to administer the 1997 Incentive Plan. The Executive Compensation Committee, in its sole discretion, may delegate any or all of its powers and duties under the 1997 Incentive Plan to the President of the Company, subject to such limitations on such delegated powers and duties as the committee may impose, except that the President may not grant Awards to, or take any action with respect to any Award previously granted to, a person who is an officer or a director of the Company or otherwise subject to Section 16(b) of the Securities Act of 1933, as amended. Such delegation shall not limit the President's right to receive Awards under the 1997 Incentive Plan.

AMENDMENT AND TERMINATION

     The Board of Directors or the Executive Compensation Committee in its discretion may amend, suspend or terminate the 1997 Incentive Plan; provided that any amendment that would (i) extend the period within which Awards may be granted under the 1997 Incentive Plan, (ii) increase the aggregate number of shares of Common Stock to be optioned or awarded under the 1997 Incentive Plan (other than as prescribed for changes in capitalization as described herein),
(iii) reduce the Option exercise prices per share of Common

Stock provided in the 1997 Incentive Plan, (iv) change the class of persons to whom Awards may be made under the 1997 Incentive Plan, (v) modify provisions relating to the grant of Options to non-employee directors or (vi) grant Options to non-employee directors other than pursuant to existing provisions of the 1997 Incentive Plan would require the approval of the stockholders of the Company; and provided, further, that no amendment, suspension or termination of the 1997 Incentive Plan may cause the 1997 Incentive Plan to fail to meet the requirements of Rule 16b-3 of the Exchange Act or may, without the consent of the holder of an Award, terminate an Award or adversely affect such person's rights in any material respect.

     The Executive Compensation Committee may, with the consent of the person or persons entitled to exercise an Option, amend an Option (other than an Option granted to a non-employee director); provided, however, that any such amendment of an Incentive Stock Option increasing the number of shares of Common Stock subject to the Incentive Stock Option or reducing the exercise price per share of Common Stock (other than as prescribed for changes in capitalization as described herein), will be subject to the approval of the stockholders of the Company. The Executive Compensation Committee may at any time or from time to time, in its discretion (other than for Options granted to non-employee directors), accelerate the time or times at which such Option may be exercised to any earlier time or times.

TERM OF THE 1997 INCENTIVE PLAN

     The 1997 Incentive Plan was adopted by the Board of Directors on December 11, 1997, subject to approval by the Company's stockholders. No Awards will be exercisable or payable prior to approval of the 1997 Incentive Plan by the Company's stockholders. Except with respect to Awards then outstanding, if not sooner terminated, the 1997 Incentive Plan will terminate on December 11, 2007, and no further Awards may be granted after such date.

SHARES SUBJECT TO THE 1997 INCENTIVE PLAN

     The 1997 Incentive Plan provides for the issuance upon the purchase of Common Stock acquired through the 1997 Incentive Plan's Awards of up to an aggregate of 1,500,000 shares of Common Stock (3,000,000 shares as of the Stock Split Record Date if the Common Stock Amendment is approved), subject to adjustment in the event of stock splits and certain other corporate events; see "-- Adjustments to Shares." Such shares of Common Stock may be authorized but unissued shares or reacquired shares. Each share of Common Stock issued pursuant to the 1997 Incentive Plan will be fully paid and nonassessable and will include an associated Right (one-half of a Right as of the Stock Split Record Date if the Common Stock Amendment is approved).

OPTIONS

     The Executive Compensation Committee has the authority to grant to the Employee Optionees, prior to the termination of and subject to the terms and conditions of the 1997 Incentive Plan, Options that will be in such form as the Executive Compensation Committee may from time to time approve. (For a description of Options automatically granted to non-employee directors of the Company, see "-- Non-Employee Directors' Options.") The Executive Compensation Committee also has the authority to determine whether Options granted to Employee Optionees will be Incentive Stock Options or Nonqualified Options; provided, however, only employees of the Company, its Parent Corporation or a Subsidiary Corporation (as such terms are defined in Section 424 of the Code) may be granted Incentive Stock Options. No Employee Optionee may receive more than 250,000 Options under the 1997 Incentive Plan during any calendar year.

     To exercise an Option granted under the 1997 Incentive Plan, the person entitled to exercise the Option must deliver to the Company payment in full for the shares being purchased, together with any required withholding tax in the case of the exercise of a Nonqualified Option. The payment must either be in cash or check acceptable to the Company or through delivery to the Company of shares of Common Stock already owned by the person (provided that if such shares were acquired pursuant to the prior exercise of a Company-granted option, such shares must have been owned for at least six months) or sale through broker, or by any combination thereof. The value of each share of Common Stock delivered will be deemed to be equal to the per share price of the last sale of Common Stock on the trading day prior to the date the Option is exercised, based on the composite transactions in the Common Stock as reported in The Wall Street Journal.

     The price at which shares of Common Stock may be purchased upon the exercise of a Nonqualified Option is determined by the Executive Compensation Committee at the time the Option is granted; provided, however, that the exercise price of a Nonqualified Option shall be equal to the fair market value per share of Common Stock at the time of the grant as determined by the Executive Compensation Committee, based on the composite transactions in the Common Stock as reported by The Wall Street Journal, and shall not be less than the per share price of the last sale of Common Stock on the trading day prior to the grant of such Option.

     In the case of Options granted to non-employee directors, the exercise price of each Option shall be equal to the per share price of the last sale of Common Stock on the trading day prior to the date of grant relating to such Option, based on the composite transactions in the Common Stock as reported by The Wall Street Journal.

     In the case of the exercise of an Incentive Stock Option, the purchase price per share of Common Stock will be equal to the fair market value per share of Common Stock at the time the Incentive Stock Option is granted as determined by the Executive Compensation Committee, based on the composite transactions in the Common Stock as reported by The Wall Street Journal, and shall not be less than the per share price of the last sale of Common Stock on the trading day prior to the date of grant; provided, however, that the exercise price per share of Common Stock shall be at least 110% of the fair market value per share of Common Stock at the time of grant if the Employee Optionee, at the time such Option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary Corporation.

     The exercise price for Options shall be subject to appropriate adjustments in the event that the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like.

     The Executive Compensation Committee may, in its discretion, provide in an option agreement (other than an Incentive Stock Option agreement) that the option right granted to the individual may be transferred as provided in such option agreement.

PERFORMANCE STOCK, PERFORMANCE UNITS AND BONUS STOCK

     The Executive Compensation Committee has the authority to grant Awards to Employee Grantees, which in the case of Performance Stock will be shares of Common Stock subject to a Performance Period (as defined below), in the case of Performance Units will represent a phantom share of Common Stock subject to a Performance Period, and in the case of Bonus Stock will be shares of Common Stock that are not subject to a Performance Period. No individual may receive more than 250,000 Performance Stock and/or Performance Unit Awards under the 1997 Incentive Plan during any calendar year.

     Subject to amendment with the consent of the affected Employee Grantee of the performance objectives or period applicable to Awards of Performance Stock and Performance Units (provided that Awards intended to qualify under sec. 162(m) of the Code may be amended only to the extent permitted by such Section), and subject to acceleration upon a Change of Control, no shares of Performance Stock or Performance Units granted under the 1997 Incentive Plan shall be subject to becoming vested (in other words, earned and nonforfeitable) earlier than six months from the date of grant nor later than ten years after the date of grant (the "Performance Period"). To the extent not prohibited by other provisions of the 1997 Incentive Plan, each share of Performance Stock and each Performance Unit shall be subject to becoming vested upon the achievement of such performance goals (by the Company and/or individual), if any, over such Performance Period as the Executive Compensation Committee in its discretion may determine at or prior to the grant of such Award. With respect to any Performance Stock or Performance Unit Award that is intended to meet the requirements of Section 162(m) of the Code (as designated by the Executive Compensation Committee at the time of granting such Award), the performance goal or goals for such Award shall be with respect to one or more of the following: earnings per share; earnings before interest, taxes, depreciation and amortization expenses ("EBITDA"); earnings before interest and taxes ("EBIT"); EBITDA, EBIT or earnings before taxes and unusual or nonrecurring items as measured either against the annual budget or as a ratio to revenue; market share; sales; costs; return on equity; operating cash flow; return on net capital employed ("RONCE") and/or stock price performance. The goals may be applied, where appropriate, with respect to an individual, a business unit or the Company as a whole and need not be based on increases or positive results, but may be based on maintaining the status quo or limiting economic losses, for example. Which goals to use with respect to an Award of Performance Stock or Performance Units, the weighting of the goals if more than one is used, and whether the goal is to be measured against an established budget or target, an index or a peer group of companies, shall also be determined by the Executive Compensation Committee at the time of grant of the Award. Upon the occurrence of a Change of Control, each share of Performance Stock and each Performance Unit that was previously granted under the 1997 Incentive Plan and that is not then immediately vested in full will be immediately vested in full. Bonus Stock represents shares of Common Stock that are not subject to a Performance Period under the 1997 Incentive Plan.

TANDEM CASH TAX RIGHTS, PERFORMANCE CASH AWARDS AND BONUS CASH AWARDS

     With respect to a Performance Stock or Performance Unit Award, the Executive Compensation Committee may grant a Tandem Cash Tax Right that will entitle a recipient to receive a cash amount from the Company sufficient to gross up the value of such Award to equal its value before any federal, state and other taxes payable thereon. Cash Awards may also include Performance Cash Awards, which shall not be exercisable prior to six months from Performance Period, subject to achievement of certain performance goals (as determined by the Executive Compensation Committee, in its discretion). With respect to any Performance Cash Award grant that is intended to meet the requirements of
Section 162(m) of the Code (as designated by the Executive Compensation Committee at the time of granting such Award), the performance goal or goals for such Award shall be with respect to one or more of the following: earnings per share; EBITDA; EBIT; EBITDA, EBIT or earnings before taxes and unusual or nonrecurring items as measured either against the annual budget or as a ratio to revenue; market share; sales; costs; return on equity; operating cash flow; RONCE and/or stock price performance. The goals may be applied, where appropriate, with respect to an individual, a business unit or the Company as a whole and need not be based on increases or positive results, but may be based on maintaining the status quo or limiting economic losses, for example. Which goals to use with respect to a Performance Cash Award, the weighting of the goals if more than one is used, and whether the goal is to be measured against an established budget or target, an index or a peer group of companies, shall also be determined by the Executive Compensation Committee at the time of grant of the Award. No individual may receive a Performance Cash Award in excess of $2 million under the 1997 Incentive Plan during any calendar year.

     The Executive Compensation Committee may, from time to time and subject to the provisions of the 1997 Incentive Plan, grant Bonus Cash Awards to employees and officers (whether or not they are directors) of the Company, its subsidiaries and affiliated entities. Bonus Cash Awards are cash payments that are not subject to a Performance Period.

NON-EMPLOYEE DIRECTORS' OPTIONS

     Subject in each case to the limitation on the number of shares of Common Stock included in the 1997 Incentive Plan, each director of the Company who is neither an employee nor officer of the Company, its subsidiaries or affiliated entities, is eligible to receive an automatic grant of Options. Each non-employee director who is first elected to the Board of Directors of the Company on or after the date director options may no longer be granted under the terms of either the Company's 1990 Stock Incentive Plan or the 1995 Incentive Plan will be granted, as of the date of his initial election, a Nonqualified Option under the 1997 Incentive Plan to purchase 1,000 shares of Common Stock. Annually, beginning on the fourth Thursday of October of 1997 and each year thereafter until the expiration of the 1997 Incentive Plan, each person who is a non-employee director on such date will receive a grant of a Nonqualified Option to purchase 4,000 shares of Common Stock, subject to reduction by the number of shares subject to annual grants made to each nonemployee director on such date under the Company's 1990 Stock Incentive Plan and 1995 Incentive Plan. All Options granted to non-employee directors are Nonqualified Options. Other than the foregoing provisions, the terms and provisions of Options granted to non-employee directors are generally the same as the terms and provisions of Nonqualified Options. If, as of any date that the 1997 Incentive Plan is in effect, there are not sufficient shares of Common Stock available under the 1997 Incentive Plan to allow for the grant to each non-employee director of an Option for the number of shares provided for in the 1997 Incentive Plan, then each non-employee director shall receive an Option for his pro rata share of the total number of shares of Common Stock then available under the 1997 Incentive Plan.

CHANGE IN CONTROL

     Upon the occurrence of a Change of Control (defined generally as certain acquisitions by a person, entity or group of 25% or more of Common Stock or 25% of the combined voting power of the then outstanding voting securities of the Company or certain reorganizations, mergers or consolidations), each Option that is not then immediately exercisable in full shall be immediately exercisable in full. In addition, upon the occurrence of a Change of Control, each share of Performance Stock and each Performance Unit that was previously granted under the 1997 Incentive Plan and that is not then immediately vested in full will be immediately vested in full.

ADJUSTMENTS TO SHARES

     In the event the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the Executive Compensation Committee will make an appropriate and equitable adjustment in the number and kind of shares of Common Stock subject to the 1997 Incentive Plan (including shares of Common Stock as to which all outstanding Options, or portions thereof then unexercised, are exercisable) so that after such event the shares of Common Stock subject to the 1997 Incentive Plan and the proportionate interest of each Option or Award will be maintained as before the occurrence of such event. If the Common Stock Amendment is approved, the shares of Common Stock subject to the 1997 Incentive Plan will be adjusted to provide for an issuance of up to 3,000,000 shares in aggregate, or two shares for each share authorized for issuance prior to the Stock Split. Any such adjustment made by the Executive Compensation Committee will be final and binding upon the Company and all other interested persons. Any adjustment of an Incentive Stock Option will be made in such a manner as not to constitute a "modification" within the meaning of Section 424(h)(3) of the Code. Additional provisions apply to adjustments related to Options received by non-employee directors.

FEDERAL INCOME TAX CONSEQUENCES OF THE 1997 INCENTIVE PLAN

  In General

     The 1997 Incentive Plan is not qualified under Section 401(a) of the Code.

     The following summary is based on the applicable provisions of the Code as currently in effect and the income tax regulations and proposed income tax regulations thereunder. It is recommended that before exercising an Option or disposing of shares of Common Stock acquired pursuant to the exercise of an Option, through vesting of Performance Stock or Performance Units, or through the grant of Bonus Stock, the Optionee or Employee Grantee consult his or her tax advisor about the federal, state and local income tax consequences of such an exercise or disposition.

  Status of Options

     Options granted under the 1997 Incentive Plan may be either Incentive Stock Options or Nonqualified Options. Under certain circumstances, an Incentive Stock Option may be treated as a Nonqualified Option. The tax consequences both to the Optionee and to the Company differ depending on whether an Option is an Incentive Stock Option or a Nonqualified Option.

  Nonqualified Options

     No federal income tax is imposed on the Optionee upon the grant of a Nonqualified Option. Upon the exercise of a Nonqualified Option, the Optionee will be treated as receiving compensation, taxable as ordinary income in the year of exercise. The amount recognized as ordinary income upon exercise is the excess of the fair market value of the shares of Common Stock at the time of exercise over the exercise price paid for such Common Stock. At the time Common Stock received upon exercise of a Nonqualified Option is disposed of, any difference between the fair market value of the shares of Common Stock at the time of exercise and the amount realized on the disposition would be treated as capital gain or loss. The gain, if any, realized upon such a disposition will be treated as long-term, mid-term or short-term capital gain, depending on the holding period of the shares of Common Stock. Any loss realized upon such a disposition will be treated as a long-term or short-term capital loss, depending on the holding period of the shares of Common Stock.

     Upon an Optionee's exercise of a Nonqualified Option, the Company may claim a business expense deduction for the compensation paid at the same time and in the same amount as compensation is treated as being received by the Optionee, if and to the extent that the amount is an ordinary expense and satisfies the test of reasonable compensation. The Company is required to withhold income tax with respect to such compensation. The Company is not entitled to any tax deduction in connection with a subsequent disposition by the Optionee of the shares of Common Stock.

  Incentive Stock Options

     No federal income tax is imposed on the Optionee upon the grant of an Incentive Stock Option. The Optionee would recognize no taxable income upon exercise of an Incentive Stock Option if the Optionee (a) does not dispose of the shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option within two years from the date the Option was granted or within one year after the shares of Common Stock were transferred to the Optionee (the "Holding Period") and (b) is an employee of either (i) the company granting the Option, (ii) the parent company or a subsidiary of such corporation or (iii) a corporation which has assumed such Option of another corporation as a result of a corporate reorganization, merger or similar transaction. Such employment must continue for the entire time from the date the Option was granted until three months before the date of exercise, or 12 months before the date of exercise if employment ceases due to permanent and total disability. If Common Stock received upon exercise of an Incentive Stock Option is disposed of after completion of the Holding Period, any difference between the exercise price paid for such Common Stock and the amount realized on the disposition would be treated as a capital gain or loss. The gain, if any, realized upon such a disposition will be treated as long-term or mid-term capital gain, depending on the holding period. Any loss realized upon such a disposition will be treated as a long-term capital loss.

     The Company would not be entitled to any business expense deduction in connection with the grant or exercise of the Option or the disposition of the shares of Common Stock so acquired.

     If, however, an Optionee disposes of shares of Common Stock acquired pursuant to exercise of an Incentive Stock Option before the Holding Period has expired (a "Disqualifying Disposition"), the Optionee would be treated as having received, at the time of disposition, compensation taxable as ordinary income. In such event the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as being received by the Optionee. The amount treated as compensation is the lesser of (i) the excess of the fair market value of the Common Stock at the time of exercise over the exercise price or (ii) the excess of the amount realized on disposition over the exercise price. The balance of the gain, if any, realized upon such a disposition will generally be treated as short-term capital gain. If the amount realized at the time of the disposition is less than the exercise price, the Optionee will not be required to treat any amount as ordinary income, provided that the disposition is of a type that would give rise to a recognizable loss. In such event, the loss will be treated as a long-term or short-term capital loss depending upon the holding period. A disposition generally includes a sale, exchange or gift, but does not include certain other transfers, such as by reason of death or a pledge or exchange of shares described in Section 424(c) of the Code.

  Alternative Minimum Tax

     Although the exercise of an Incentive Stock Option does not result in current taxable income, there are implications with regard to the Alternative Minimum Tax ("AMT"). The excess of the fair market value of shares of Common Stock acquired upon exercise of an Incentive Stock Option over the exercise price paid for such shares of Common Stock is an adjustment to AMT income for the Optionee's taxable year in which such exercise occurs (unless the shares of Common Stock are disposed of in the same taxable year).

  Payment of Option Price in Shares

     In the case of a Nonqualified Option, if the Option price is paid by the delivery of shares of Common Stock previously acquired by the Optionee having a fair market value equal to the Option price ("Previously Acquired Shares"), no gain or loss would be recognized on the exchange of the Previously Acquired Shares for a like number of shares of Common Stock. The Optionee's basis and holding period in the number of shares of Common Stock received (to the extent equal to the number of Previously Acquired Shares used) would be the same as his or her basis and holding period in the Previously Acquired Shares used. The Optionee would treat the fair market value of the number of shares of Common Stock received in excess of the number of Previously Acquired Shares used as ordinary compensation income. The Optionee's basis in such excess shares of Common Stock would be equal to their fair market value at the time of exercise. The Optionee's holding period in such excess shares of Common Stock begins on the date the Optionee acquires those shares of Common Stock.

     In the case of an Incentive Stock Option, the federal income tax consequences to the Optionee of the payment of the Option price with Previously Acquired Shares depends on the nature of the Previously Acquired Shares. If the Previously Acquired Shares were acquired through the exercise of a qualified stock option, an Incentive Stock Option or an option granted under an employee stock purchase plan ("Statutory Option") and if such Previously Acquired Shares are being transferred prior to expiration of the applicable Holding Period, the transfer would be treated as a Disqualifying Disposition of the Previously Acquired Shares. If the Previously Acquired Shares were acquired other than pursuant to the exercise of a Statutory Option, or were acquired pursuant to the exercise of a Statutory Option but have been held for the applicable Holding Period, no gain or loss should be recognized on the exchange of the Previously Acquired Shares. In either case, (i) the Optionee's basis and holding period in the number of shares of Common Stock received (to the extent equal to the number of Previously Acquired Shares used) would be the same as his or her basis and holding period in the Previously Acquired Shares used, increased by any income recognized to the Optionee upon the Disqualifying Disposition of the Previously Acquired Shares, (ii) the Optionee's basis in the number of shares of Common Stock received in excess of the number of Previously Acquired Shares used would be zero, (iii) the Optionee's holding period in such excess shares of Common Stock begins on the date the Optionee acquires those shares of Common Stock and
(iv) the other incentive stock option rules would apply. Upon a subsequent Disqualifying Disposition of the shares of Common Stock so received, the shares with the lowest basis would be treated as disposed of first.

  Performance Stock and Performance Units

     In general, a Company employee who receives either a Performance Stock Award or a Performance Unit Award will not be taxed on receipt of the Award, but instead the fair market value of the Common Stock will be taxable as ordinary compensation income (i) with respect to a Performance Stock Award, on the date that the shares of Common Stock cease to be subject to forfeiture and (ii) with respect to a Performance Unit Award, on the date that the shares of Common Stock are received in payment of the Award. The Company will be entitled to a business expense deduction for a corresponding amount if and to the extent that the amount is an ordinary expense and satisfies the test of reasonable compensation. If, upon a taxable disposition of the shares of Common Stock, the employee receives proceeds more or less than his or her basis in the shares of Common Stock, any gain will be long-term, mid-term or short-term capital gain, whereas any loss will be long-term or short-term capital loss, depending on the holding period of the shares of Common Stock, measured from the date that the receipt of the shares of Common Stock was a taxable event to such employee.

  Bonus Stock

     In general, a person will treat the fair market value of Bonus Stock Awards on the date such amount is received as compensation, taxable as ordinary income. The Company will be entitled to a business expense deduction for the corresponding amount if and to the extent that the amount is an ordinary expense and satisfies the test of reasonable compensation.

  Cash Awards

     Generally, a Cash Award would be compensation income, subject to tax at ordinary income tax rates when paid. The Company will be entitled to a business expense deduction for the corresponding amount if and to the extent that the amount is an ordinary expense and satisfies the test of reasonable compensation.

  Withholding for Taxes

     No issuance of Common Stock under the 1997 Incentive Plan shall be made until arrangements satisfactory to the Company have been made for the withholding of taxes. As to Awards that are payable in shares of Common Stock, to the extent provided in the Award agreement, an Optionee or Employee Grantee may direct the Company to withhold a number of shares of Common Stock from such Award having an aggregate fair market value equal to the amount of any tax required to be withheld with respect to such Award. Such withholding of shares of Common Stock shall otherwise be allowed only at the discretion of the Executive Compensation Committee.

  Federal Income Tax Rates

     Compensation taxable as ordinary income will be subject to the applicable ordinary income tax rates then in effect. Capital gains realized upon disposition of Common Stock held 12 months or less are treated as short-term capital gains and taxed as ordinary income. As of the date of this Proxy Statement, ordinary income is subject to a maximum tax rate of 39.6%. Capital gains realized upon disposition of Common Stock held more than 12 months but not more than 18 months are treated as mid-term capital gains subject to a maximum tax rate of 28%. Capital gains realized upon disposition of Common Stock held more than 18 months are treated as long-term capital gains subject to a maximum tax rate of 20%.

  Additional Tax Consequences

     In the event that the acceleration of vesting or any payment, distribution or issuance of stock is subject to a golden parachute excise tax pursuant to
Section 4999(a) of the Code, the participant whose benefit is subject to such tax (generally, officers or highly compensated employees) is entitled to receive a gross-up payment from the Company so that the amount of the "net" benefit received by such participant shall equal the amount of the benefit that would have been received in the absence of a golden parachute tax. Section 280G of the Code prevents the deductibility of amounts subject to the excise tax under Code
Section 4999.

     Section 162(m) of the Code places a $1 million cap on the deductible compensation that may be paid to certain executives of publicly traded corporations. Amounts that qualify as "performance based" compensation under
Section 162(m)(4)(C) of the Code are exempt from the cap and do not count toward the $1 million limit. Generally, options granted with an exercise price at least equal to the fair market value of the stock on the date of grant will qualify as performance based. Other awards may or may not so qualify, depending on their terms.

                             EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION COMMITTEE REPORT

     The Executive Compensation Committee of the Board of Directors consists of five directors who are not employees of the Company. The Committee reviews the Company's executive compensation program and policies each year and determines the compensation of the executive officers.

     The Committee's overall policy regarding compensation of the Company's executive officers is to provide competitive salary levels and compensation incentives that (i) attract and retain individuals of outstanding ability in these key positions, (ii) recognize individual performance and the performance of the Company relative to the performance of other companies of comparable size, complexity and quality, and (iii) support both the short-term and long-term goals of the Company. The Executive Compensation Committee believes this approach closely links the compensation of the Company's executives to the accomplishment of Company goals that coincide with shareholder objectives.

     In addition, the Executive Compensation Committee considers the anticipated tax treatment of the Company's executive compensation program. Section 162(m) of the Code generally limits the corporate tax deduction for compensation paid to executive officers named in the Summary Compensation Table to $1 million, unless certain conditions are met. The Company's policy is to qualify all executive compensation for deduction under applicable tax laws to the maximum extent possible.

     The executive compensation program includes four elements that, taken together, constitute a flexible and balanced method of establishing total compensation for the Company's executive officers. These elements are (i) base salary, (ii) annual bonus plan awards, (iii) long-term incentive awards, and
(iv) stock option grants. These elements are further discussed below.

     Providing Competitive Levels of Compensation. The Committee attempts to provide the Company's executives with a total compensation package that is targeted at the 75th percentile of the market for executives holding comparable positions when the Company's performance justifies the payment of compensation at such levels. The Committee determines a competitive level of compensation for each executive based on information drawn from a variety of sources, including proxy statements of other companies and surveys conducted by compensation consultants. An independent consultant periodically reviews and provides survey data to the chief executive officer and other executives in comparison with compensation levels at companies in an industry peer group.

     While the targeted value of an executive's compensation package may be competitive, its actual value may exceed or fall below competitive levels depending on performance, as discussed below.

     Base Salaries. The Committee periodically reviews and establishes executive base salaries. Generally, base salaries are determined according to the following factors: the individual's experience level, scope and complexity of the position held and annual performance of the individual. In addition, the Committee obtained an independent survey in the fall of 1996 for the purpose of determining 1997 base salaries. The survey data compares the Company's executives with those from both general industry and an industry peer group. Based on the survey and 1996 performance, all executives received increases, including Mr. Stewart.

     The Annual Bonus Plan. The purpose of the Annual Bonus Plan is to provide motivation toward and reward the accomplishment of corporate annual objectives and to provide a competitive compensation package that will attract, reward and retain individuals of the highest quality. As a pay-for-performance plan, cash bonus awards are paid based upon the achievement of corporate performance objectives established for the fiscal year.

     Targeted bonus award levels for the Company's executive officers are established by the Committee each year. The Company's annual performance measures are established jointly by the Committee and management. For 1997, bonus targets for the Company's Chief Executive Officer and its other executive officers were based on earnings per share objectives and value added profits ("VAP") objectives. These objectives are established at three levels: entry level, expected value (target level) and overachievement level. The bonus for the Company's Vice President of North American Operations was based in part on VAP objectives relating to his area of responsibility. The Committee chooses not to disclose the specific earnings per share and VAP objectives because it believes such disclosure would be detrimental to the Company's position with respect to the industry. Since the Company's 1997 earnings per share and VAP exceeded the overachievement level, each of the named executive officers, including Mr. Stewart, received the maximum eligible bonus.

     Long-Term Incentive Program. The long-term incentive program was introduced in fiscal 1993 to focus management attention on Company performance over a period of time longer than one year in recognition of the long-term horizons for return on investments and strategic decisions in the energy services industry. The program is designed to motivate management to assist the Company in achieving a high level of long-term performance and serves to link this portion of executive compensation to long-term stockholder value. Pursuant to the long-term incentive program, the Executive Compensation Committee may award performance awards to executive officers on an annual basis. The numbers of shares represented by such awards are designed to place the Chief Executive Officer and other executive officers at the 75th percentile of the market for total compensation when expected performance is met. Aggregate stock or option holdings of the executive have no bearing on the size of a performance award. The awards generally vest over a three-year period of time, based on Company performance over such time period measured against pre-established objectives.

     For fiscal 1997, awards under the long-term incentive program consisted of performance units granted under the 1995 Stock Incentive Plan. These awards will vest at the end of three years according to the Company's three-year stock price performance by predetermined percentages in order for the performance units to vest in full. Notwithstanding the foregoing, the Executive Compensation Committee is permitted by the terms of the 1995 Stock Incentive Plan to amend the performance objectives or the vesting period for any performance award with the consent of the employee grantee. In addition, the performance awards will vest in full upon the occurrence of a "change of control." For fiscal 1997, Mr. Stewart was awarded performance units, based on the criteria described above.

     Stock Option Grants. Pursuant to the 1990 Stock Incentive Plan and the 1995 Incentive Plan, the Committee may make grants of stock options to the Company's executive officers. These plans allow the Committee to promote the interests of the Company and its stockholders by encouraging the executive officers to increase their equity interest in the Company, thereby giving them added incentive to work toward the continued growth and success of the Company. Stock option grants to each executive officer for 1997 were made under the 1995 Incentive Plan and were primarily based on the executive's degree of responsibility for and contribution to the growth and success of the Company, as well as on survey data provided by an independent consultant to the Committee regarding stock option grants at companies of similar size and in an industry peer group. Aggregate stock or option holdings of the executive officers have not been considered in determining the size of the option grants. For fiscal 1997, Mr. Stewart was granted options to purchase shares of Common Stock, based on the criteria described above.

     Key Employee Share Option Plan. In 1997, the Committee approved the BJ Services Company Key Employee Share Option Plan, called the "Keysop Plan," which allows participants to elect to receive, in lieu of salary and bonus, options to purchase certain designated mutual funds. An executive will not be taxed on any increase in the value of the mutual funds until the Keysop option is exercised, and the Company does not deduct such amount or compensation until the option is exercised.

     This report of the Executive Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

                                            Don D. Jordan, Chairman
                                            L. William Heiligbrodt
                                            John R. Huff
                                            James E. McCormick
                                            Michael E. Patrick

                 PERFORMANCE GRAPH -- TOTAL STOCKHOLDER RETURN
                     SEPTEMBER 1992 THROUGH SEPTEMBER 1997

     The Securities and Exchange Commission (the "SEC") requires that the Company include in its proxy statement a line graph presentation comparing cumulative, five year total shareholder return with a general market index (S&P
500) and either an industry index or custom group of peers as selected by the Company. In the past, the Company has compared its performance against a group of companies (the "Former Peer Group") that for 1996 included: Baker-Hughes Incorporated; Camco International, Inc.; Dresser Industries, Inc.; Halliburton Company; Schlumberger N.V.; Smith International, Inc. and Western Atlas Inc. The Company has added Weatherford International Incorporated ("Weatherford") to its peer group because it believes that the larger peer group is more representative of the industry in which it operates (the Former Peer Group, with the addition of Weatherford, being hereinafter referred to as the "Current Peer Group").

     As required by the SEC, both the Former Peer Group and the Current Peer Group data are presented in the following charts. The graph assumes investments of $100 on September 30, 1992, and reinvestment of all dividends.

     This performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

INDEXED TOTAL STOCKHOLDER RETURN
SEPTEMBER 1992 -- SEPTEMBER 1997

     MEASUREMENT PERIOD        BJ SERVICES                     CURRENT PEER    FORMER PEER
   (FISCAL YEAR COVERED)         COMPANY         S&P 500          GROUP           GROUP
9/92                                  100.00          100.00          100.00          100.00
9/93                                  125.90          112.94          104.74          103.83
9/94                                  112.95          117.14           90.76           89.74
9/95                                  145.32          151.86          110.42          109.55
9/96                                  208.63          182.63          147.69          147.68
9/97                                  477.34          256.41          273.64          273.55

     The following information relates to compensation paid by the Company for fiscal 1995, 1996 and 1997 to the Company's Chief Executive Officer and each of the other four (4) most highly compensated executive officers in 1997:

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM COMPENSATION
                                                                            ------------------------------------
                                                ANNUAL COMPENSATION                 AWARDS             PAYOUTS
                                          -------------------------------   -----------------------   ----------
                  (A)              (B)      (C)       (D)         (E)                       (G)          (H)
                                                                 OTHER         (F)       SECURITIES                   (I)
                                                                 ANNUAL     RESTRICTED   UNDERLYING                ALL OTHER
                                                               COMPENSA-      STOCK       OPTIONS/       LTIP      COMPENSA-
            NAME AND                      SALARY    BONUS(1)   TION(2)(3)   AWARDS(4)     SARS(5)     PAYOUTS(6)   TION(2)(7)
       PRINCIPAL POSITION          YEAR     ($)       ($)         ($)          ($)          (#)          ($)          ($)
       ------------------          ----   -------   --------   ----------   ----------   ----------   ----------   ----------
J. W. Stewart....................  1997   568,340   778,960                                32,224             0      39,480
  President and Chief              1996   504,168   708,750                                42,787             0
  Executive Officer                1995   400,008   560,000                               165,865     1,803,511
Michael McShane..................  1997   255,838   273,004                                10,890             0      15,225
  Vice President -- Finance        1996   231,674   246,750                                14,364             0
  and Chief Financial Officer      1995   213,338   229,000                                61,749       986,070
Kenneth A. Williams..............  1997   210,000   159,750                                 7,434             0      12,801
  Vice President -- North          1996   191,834   146,250                                 9,932             0
  American Operations              1995   174,670    50,000                                42,239       606,489
Thomas H. Koops..................  1997   204,840   140,405                                 7,260             0      13,992
  Vice President -- Technology     1996   186,334   127,575                                 9,627             0
  and Logistics                    1995   171,504   152,850                                41,934       589,466
Margaret B. Shannon..............  1997   202,174   138,380                                 7,156             0      13,049
  Vice President -- General        1996   185,270   126,900                                 9,576             0
  Counsel                          1995   169,668   151,950                                40,962       547,786

---------------

(1) Includes bonuses earned in the reported fiscal year and paid in the following fiscal year.

(2) In accordance with SEC regulations, information for prior years is not required to be disclosed in this column.

(3) Perquisites and other personal benefits paid or distributed during 1997 to the persons listed in the compensation table above did not exceed, with respect to any individual, the lesser of $50,000 or 10 percent of such individual's total salary and bonus.

(4) See table entitled "Long-Term Incentive Plans -- Awards in Last Fiscal Year" for information regarding performance units granted for fiscal years 1996 and 1997.

(5) Includes options earned in the reported fiscal year and granted subsequent to the end of the fiscal year.

(6) Reflects payments with respect to performance awards granted under the 1990 Stock Incentive Plan. Also includes cash awards to offset the federal income tax payable by the recipients of such payments with respect to performance awards.

(7) The amount shown in this column is the annual Company contribution to the Company's 401(k) defined contribution plan on behalf of each executive officer.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                    POTENTIAL REALIZABLE
                                                                                                      VALUE AT ASSUMED
                                                                                                       ANNUAL RATES OF
                                                                                                         STOCK PRICE
                                                                                                      APPRECIATION FOR
                                        INDIVIDUAL GRANTS                                                OPTION TERM
-------------------------------------------------------------------------------------------------   ---------------------
                  (A)                          (B)              (C)           (D)         (E)          (F)         (G)
                                            NUMBER OF        % OF TOTAL
                                            SECURITIES        OPTIONS/
                                            UNDERLYING          SARS        EXERCISE
                                             OPTIONS/        GRANTED TO     OR BASE
                                               SARS          EMPLOYEES       PRICE     EXPIRATION
                  NAME                    GRANTED(#)(1)    IN FISCAL YEAR    ($/SH)       DATE        5%($)      10%($)
                  ----                    --------------   --------------   --------   ----------   ---------   ---------
J.W. Stewart............................      32,224            15.0%        71.63      11/24/07    1,451,516   3,678,428
Michael McShane.........................      10,890             5.1%        71.63      11/24/07      490,535   1,243,113
Kenneth A. Williams.....................       7,434             3.5%        71.63      11/24/07      334,861     848,605
Thomas H. Koops.........................       7,260             3.4%        71.63      11/24/07      327,024     828,742
Margaret B. Shannon.....................       7,156             3.3%        71.63      11/24/07      322,339     816,870

---------------

(1) All options reflected in this table were earned in fiscal 1997. No stock appreciation rights ("SARs") were granted in tandem with the options reflected in this table. The options reflected in this table do not include options earned in fiscal 1996 and granted on December 12, 1996. For 1996 grants, the target stock price was reached, and accordingly all options awarded in 1996 have vested.

(2) Includes options granted on November 24, 1997. Such options will become exercisable ratably over a three-year period, with one-third of each grant vesting on each of the first, second and third anniversaries of the date of grant.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

             (A)                   (B)           (C)                    (D)                              (E)
                                                                NUMBER OF SECURITIES
                                                               UNDERLYING UNEXERCISED            VALUE OF UNEXERCISED
                                                                    OPTIONS/SARS              IN-THE-MONEY OPTIONS/SARS
                                 SHARES                             AT FY-END(#)                     AT FY-END($)
                                ACQUIRED        VALUE      ------------------------------   ------------------------------
            NAME               ON EXERCISE   REALIZED($)   EXERCISABLE   UNEXERCISABLE(1)   EXERCISABLE   UNEXERCISABLE(1)
            ----               -----------   -----------   -----------   ----------------   -----------   ----------------
J.W. Stewart.................    89,064       3,825,884      317,000          74,423        16,516,245       2,254,641
Michael McShane..............    69,789       2,348,103       79,642          25,731         4,058,701         794,184
Kenneth A. Williams..........     9,523         511,092       52,729          17,645         2,681,970         546,094
Thomas H. Koops..............    19,247         722,800       83,077          17,268         4,364,521         535,546
Margaret B. Shannon..........    18,511         824,168       33,155          17,027         1,576,859         527,918

---------------

(1) Includes options earned in fiscal 1997 and granted on November 24, 1997.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                                                            ESTIMATED FUTURE PAYOUTS
                                                                        UNDER NON-STOCK PRICE-BASED PLANS
                                                                      -------------------------------------
                (A)                        (B)             (C)            (D)           (E)         (F)
                                        NUMBER OF      PERFORMANCE
                                      SHARES, UNITS     OR OTHER
                                        OR OTHER      PERIOD UNTIL
                                         RIGHTS        MATURATION
                NAME                    (#)(1)(2)     OR PAYOUT(3)    THRESHOLD(#)   TARGET(#)   MAXIMUM(#)
                ----                  -------------   -------------   ------------   ---------   ----------
J.W. Stewart........................      4,028          3 Years          644          2,658       4,028
Michael McShane.....................      1,815          3 Years          290          1,198       1,815
Kenneth A. Williams.................      1,487          3 Years          238            981       1,487
Thomas H. Koops.....................      1,452          3 Years          232            958       1,452
Margaret B. Shannon.................      1,424          3 Years          228            940       1,424

---------------

(1) Awards reflected in this table represent performance units awarded under the Company's 1995 Incentive Plan. These awards were earned during fiscal 1997 and granted on November 24, 1997. For additional information regarding these awards, see "Executive Compensation -- Executive Compensation Committee Report -- Long-Term Incentive Program."

(2) Excludes the following awards earned during fiscal 1996 and granted on December 12, 1996: Mr. Stewart -- 5,570 units; Mr. McShane -- 2,493 units; Mr. Williams -- 2,069 units; Mr. Koops -- 2,005 units; Ms. Shannon -- 1,995 units.

(3) Under the terms of the grant, the performance period is deemed to begin on October 1, 1997. The performance period is three fiscal years unless a change of control occurs, in which case the performance units would vest immediately.

                              SEVERANCE AGREEMENTS

     The Company entered into severance agreements with certain executive officers, including each of the named executive officers shown in the Summary Compensation Table, as well as with Matthew D. Fitzgerald, Taylor M. Whichard III, David Dunlap and Stephen A. Wright. The severance agreements were effective August 27, 1993, except for Ms. Shannon's agreement, which was effective February 14, 1994 and Mr. Dunlap's agreement which was effective November 27, 1995. The agreements have initial terms of approximately three years and are automatically extended for an additional year at the end of each year of the agreements unless the Company has given one year's prior notice of termination. These agreements are intended to provide for continuity of management in the event of a change in control of the Company. The agreements provide that covered executive officers could be entitled to certain severance benefits following a change in control of the Company. If, following a change in control, the executive is terminated by the Company for any reason, other than for death, disability or for cause, or if such executive officer terminates his or her employment for good reason (as this term is defined in the agreements), then the executive officer is entitled to a severance payment that will be three times the sum of the executive officer's base salary and bonus amount, as defined in the agreements. The severance payment is generally made in the form of a lump sum. For a period of up to one year, the Company would also provide life, disability, accident and health insurance coverage substantially similar to the benefits provided before termination.

     If a change in control occurs, the severance agreements are effective for a period of two years from the date of such change in control. Under the severance agreements, a change in control would generally include any of the following events: (i) any "person" as defined in the Securities Exchange Act of 1934, as amended, acquires 25 percent or more of the Company's voting securities; (ii) a majority of the Company's directors are replaced during a two-year period; (iii) stockholders approve a merger, resulting in (a) 60% or less of the common stock and voting securities of the surviving corporation being owned by the same persons that owned the Common Stock of the Company immediately prior to such merger, (b) a person owning 25% or more of the surviving corporation's common stock or voting securities, or (c) replacement of a majority of the members of the Board of Directors; or (iv) the Company's stockholders approve a liquidation or sale of the

Company's assets. In the event that any payments made in connection with a change in control would be subject to the excise tax imposed by Section 4999 of the Code, the Company would pay an additional payment (a "gross-up" payment) sufficient to satisfy such excise tax obligations and any additional taxes imposed with respect to such gross-up payment.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely upon a review of reports on Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year and reports on Form 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and written representations from reporting persons that no Form 5 was required, the Company believes that all filing requirements applicable to its officers, directors and beneficial owners under Section 16(a) of the Exchange Act were complied with during fiscal 1997, except that a late report was filed on Form 5 for each of the officers with respect to the grant of stock options in December 1996.

                                  SOLICITATION

     The Company will bear the cost of the solicitation of proxies. In addition to solicitation by mail, certain of the directors, officers or regular employees of the Company may, without extra compensation, solicit the return of proxies by telephone or telegram. Arrangements will be made with brokerage houses, custodians and other fiduciaries to send proxy material to their principals, and they will be reimbursed by the Company for any out-of-pocket expenses.

                               VOTING PROCEDURES

     A majority of the outstanding shares of Common Stock present or represented by proxy at the meeting constitutes a quorum for the transaction of business. The inspector of elections appointed by the Company will count all votes cast, in person or by submission of a properly executed proxy, before the closing of the polls at the meeting. The affirmative vote of holders of a majority of the Common Stock present or represented by proxy at the meeting and entitled to vote is required for the election of each director nominee. Therefore, abstentions have the effect of a negative vote. In accordance with Delaware law, broker non-votes will not be treated as entitled to vote with respect to the election of directors.

                              INDEPENDENT AUDITORS

     Deloitte & Touche LLP, independent public accountants, audited the Company's consolidated financial statements for fiscal 1997, and have advised the Company that they will have a representative available at the 1998 Annual Meeting to respond to appropriate questions. Such representative will be permitted to make a statement if he desires to do so. The Company has not yet selected independent public accountants to audit its 1998 consolidated financial statements; however, the Company intends to engage its accountants for such purpose in May 1998.

                           PROPOSALS OF STOCKHOLDERS

     Pursuant to the Company's Bylaws, proposals of stockholders intended to be presented at the 1999 Annual Meeting of Stockholders must be received by the Secretary of the Company by August 21, 1998 to be considered for inclusion in the proxy statement and form of proxy relating to the 1999 Annual Meeting.

     The Annual Report of the Company for the year ended September 30, 1997, including audited financial statements, is enclosed with this proxy statement but does not constitute a part of the proxy soliciting material. Additional copies of the Annual Report are available without charge, upon request.

     BJ SERVICES COMPANY WILL FURNISH A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED SEPTEMBER 30, 1997, WITHOUT EXHIBITS, WITHOUT CHARGE TO EACH PERSON WHO FORWARDS A WRITTEN REQUEST TO ROBERT C. COONS, CORPORATE COMMUNICATIONS MANAGER, BJ SERVICES COMPANY, 5500 NORTHWEST CENTRAL DRIVE, HOUSTON, TEXAS 77092-2036.

                                                                      APPENDIX A

                       PROPOSED TEXT OF ARTICLE FOURTH OF
                        THE BJ SERVICES COMPANY CHARTER

The text of the proposed amended Article FOURTH of the BJ Services Company Charter is as follows:

          "FOURTH: The total number of shares of stock which the Corporation shall have the authority to issue is 265,000,000 shares of capital stock, consisting of 15,000,000 shares of preferred stock, par value $1.00 per share (the "Preferred Stock"), and 250,000,000 shares of common stock, par value $0.10 per share (the "Common Stock").

          The designations, powers and preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of the Preferred Stock shall be established by resolution of the Board of Directors pursuant to Section 151 of the General Corporation Law of the State of Delaware."

                                                                DRAFT OF 12/1/97

                              BJ SERVICES COMPANY
                              1997 INCENTIVE PLAN


                                   ARTICLE I

                                  INTRODUCTION

         1. Purpose. The BJ SERVICES COMPANY 1997 INCENTIVE PLAN (the "Plan") is intended to promote the interests of BJ SERVICES COMPANY (the "Company") and its stockholders by encouraging employees of the Company, its subsidiaries and affiliated entities and non-employee directors of the Company to acquire or increase their equity interest in the Company and, with respect to employees, to be able to relate cash bonuses to Company performance goals, thereby giving them an added incentive to work toward the continued growth and success of the Company. The Board of Directors of the Company (the "Board") also contemplates that through the Plan, the Company, its subsidiaries and affiliated entities will be better able to compete for the services of personnel needed for the continued growth and success of the Company. However, nothing in this Plan shall operate or be construed to prevent the Company from granting bonuses and other stock awards outside of this Plan.

         2. Shares Subject to the Plan. The aggregate number of shares of Common Stock, $.10 par value per share, of the Company ("Common Stock") that may be issued under the Plan shall not exceed 1,500,000 shares; provided, however, that in the event that at any time after the effective date of the Plan the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the aggregate number and class of securities available under the Plan shall be ratably adjusted by the Committee (as hereinafter defined), whose determination shall be final and binding upon the Company and all other interested persons. In the event the number of shares to be delivered upon the exercise in full of any option granted under the Plan is reduced for any reason whatsoever or in the event any option granted under the Plan can no longer under any circumstances be exercised, the number of shares no longer subject to such option shall thereupon be released from such option and shall thereafter be available under the Plan. If shares of Performance Stock (as hereinafter defined) awarded under the Plan are forfeited to the Company, such shares shall thereafter be available for new grants and awards under the Plan. Shares issued pursuant to the Plan shall be fully paid and nonassessable.

         3. Administration of the Plan. The Plan shall be administered by a committee (the "Committee") of two or more directors of the Company appointed by the Board. Subject to the provisions of the Plan, the Committee shall interpret the Plan and all awards under the Plan, shall make such rules as it deems necessary for the proper administration of the Plan, shall make all other determinations necessary or advisable for the administration of the Plan and shall correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any award under the Plan in the manner and to the extent that the Committee deems desirable to effectuate the Plan. Any action taken or determination made by the Committee pursuant to this and the other paragraphs of the Plan shall be binding on all parties. The act or determination of a majority of the Committee shall be deemed to be the act or determination of the Committee.

         No person shall be eligible to serve on the Committee unless he is a "Non-Employee Director" as defined in Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934, as amended (the "Act"), if and as such rule is then in effect and also an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Notwithstanding any provision in the Plan to the contrary, other than options granted to Non-Employee Directors pursuant to Article IV, no options, Performance Stock, Performance Units, Bonus Stock, Cash Awards, or Other Stock-Based Awards (collectively, "Awards") may be granted under the Plan to any member of the Committee during the term of his membership on the Committee. Subject to the following, the Committee, in its sole discretion, may delegate any or all of its powers and duties under the Plan, including the power to grant Awards under the Plan, to the President of the Company, subject to such limitations on such delegated powers and duties as the Committee may impose. Upon any such delegation all references in the Plan to the "Committee" shall be deemed to include the President; provided, however, that such delegation shall not limit the President's right to receive Awards under the Plan. Notwithstanding the foregoing, the President may not grant Awards to, or take any action with respect to any Award previously granted to, a person who is an officer or a director of the Company or otherwise subject to Section 16(b) of the Act.

         4. Amendment and Discontinuance of the Plan. The Board may amend, suspend or terminate the Plan; provided, however, that each such amendment of the Plan (a) extending the period within which Awards may be made under the Plan, (b) increasing the number of shares of Common Stock to be awarded under the Plan, except as provided in Article I, Paragraph 2, (c) reducing the option exercise price per share provided in the Plan, (d) modifying the provisions of Article IV, (e) changing the class of persons to whom Awards may be made under the Plan, or (f) granting options to Non-Employee Directors other than pursuant to Article IV, shall, in each case, be subject to approval by the stockholders of the Company; provided, further, however, that no amendment, suspension or termination of the Plan may cause the Plan to fail to meet the requirements of Rule 16b-3 or may, without the consent of the holder of an Award, terminate such Award or adversely affect such person's rights in any material respect.

         5. Granting of Discretionary Awards. The Committee shall have the authority to grant, prior to the expiration date of the Plan, to such employees and officers as may be selected by it (with respect to options, "Employee Optionees" and, with respect to Performance Stock, Performance Units, Bonus Stock and Cash Awards, "Employee Grantees"), options to purchase shares of Common Stock and awards of Performance Stock, Performance Units, Bonus Stock and/or, Cash Awards on the terms and conditions hereinafter set forth. Stock issued with respect to an Award under the Plan may be authorized but unissued, or reacquired shares of Common Stock. The Committee shall also have the authority to determine whether options granted to Employee Optionees are granted pursuant to Article II or
Article III, as hereinafter set forth; provided, however, only employees of the Company, its Parent Corporation or a Subsidiary Corporation (as such terms are defined in Section 424 of the Code) may be granted options pursuant to Article
III. Options granted to Employee Optionees under Article III shall be "incentive stock options" as defined in Section 422 of the Code, and are hereinafter referred to as "incentive stock options." All other options granted to Employee Optionees under the Plan shall be granted pursuant to
Article II and shall be options which do not constitute incentive stock options ("nonqualified options"). In selecting Employee Optionees and Employee Grantees, and in determining the number of shares to be covered by each Award granted to such individual, the Committee may consider such factors which it may consider relevant.

         6. Granting of Options to Non-Employee Directors. All options granted to Non-Employee Directors shall be options to purchase, on the terms and conditions hereinafter set forth in Article IV, authorized but unissued, or reacquired shares of Common Stock and shall be nonqualified options. Non-Employee Directors shall not be eligible to receive any other Award.

         7. Term of Plan. This Plan shall be effective upon the date of its adoption by the Board, provided the Plan is approved by the stockholders of the Company within twelve months after the date of such adoption. In the event that the Plan is not approved by the stockholders of the Company within twelve months after the date of its adoption by the Board, the Plan shall be null and void. No Award shall be exercisable or payable under the Plan prior to its approval by the stockholders and, if the Plan is not approved by the stockholders of the Company within such twelve-month period, all Awards granted under the Plan shall be automatically canceled. Except with respect to Awards then outstanding, if not sooner terminated under the provisions of
Article I, Paragraph 4, the Plan shall terminate upon and no further Awards shall be made after the tenth anniversary of the date the Plan is adopted by the Board.

         8. Miscellaneous. All references in the Plan to "Articles," "Paragraphs" and other subdivisions refer to the corresponding Articles, Paragraphs, and subdivisions of the Plan.

         9.      Rule 16b-3 Compliance.  The Company intends:

         (a)     that the Plan meet the requirements of Rule 16b-3;

         (b) that transactions of the type specified in Rule 16b-3 by Non-Employee Directors pursuant to Article IV of the Plan will be exempt from the operation of Section 16(b) of the Act; and

         (c) that transactions of the type specified in Rule 16b-3 by officers of the Company (whether or not they are directors) pursuant to the Plan will be exempt from the operation of Section 16(b) of the Act.

In all cases, the terms, provisions, conditions and limitations of the Plan shall be construed and interpreted consistent with the Company's intent as stated in this Article 1, Paragraph 9.

         10. Definition of the Term "Change of Control". As used in the Plan, a "Change of Control" shall be deemed to have occurred upon, and shall mean (a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 25% or more of either (i) the then outstanding shares of Common Stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege),
(B) any acquisition by the Company, (C) any acquisition by any employee benefit plan(s) (or related trust(s)) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, immediately following such reorganization, merger or consolidation, the conditions described in clause (i), (ii) and (iii) of clause (c) of this Paragraph 10 are satisfied; (b) the approval by the Company's stockholders of the sale or disposition of all or substantially all of the Company's assets or the dissolution or liquidation of the Company; or (c) the approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, unless immediately following such reorganization, merger or consolidation (i) more than 60% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding the Company, any employee benefit plan(s) (or related trust(s)) of the Company and/or its subsidiaries or such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 25% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board (as defined below) at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation. The "Incumbent Board" shall mean individuals who, as of the date the Plan is adopted by the Board, constitute the Board; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either (1) an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act), or an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board or (2) a plan or agreement to replace a majority of the members of the Board then comprising the Incumbent Board.


                                   ARTICLE II

                           NONQUALIFIED STOCK OPTIONS

         1. Eligible Individuals. Employees and officers (whether or not they are directors) of the Company, its subsidiaries and affiliated entities shall be eligible to receive nonqualified options under this Article II; provided, however, no such person may receive more than 250,000 nonqualified options and/or incentive stock options hereunder during any calendar year.

         2. Calculation of Exercise Price. The exercise price to be paid for each share of Common Stock deliverable upon exercise of each nonqualified option granted under Article II shall be equal to the fair market value per share of Common Stock at the time of grant as determined by the Committee, based on the composite transactions in the Common Stock as reported by The Wall Street Journal, and shall not be less than the per share price of the last sale of Common Stock on the trading day prior to the grant of such option. The exercise price for each nonqualified option granted under Article II shall be subject to adjustment as provided in Article II, Paragraph 3(e).

         3. Terms and Conditions of Options. Nonqualified options granted under Article II shall be in such form as the Committee may from time to time approve. Options granted under Article II shall be subject to the following terms and conditions and may contain such additional terms and conditions, not inconsistent with Article II, as the Committee shall deem desirable:

                 (a) Option Period and Conditions and Limitations on Exercise. No nonqualified option shall be exercisable later than the date which is ten years after the date of grant. To the extent not prohibited by other provisions of the Plan, each nonqualified option granted under Article II shall be exercisable no later than the date which is ten years after the date of grant (the "Nonqualified Option Expiration Date") and at such time or times as the Committee, in its discretion, may establish in the option agreement.

                 (b) Termination of Employment and Death. For purposes of Article II and each nonqualified option granted under Article II, an Employee Optionee's employment shall be deemed to have terminated at the close of business on the day preceding the first date on which he is no longer for any reason whatsoever (including his death) employed by the

         Company or a subsidiary or affiliated entity of the Company. Unless otherwise provided in the Option Agreement, upon an Employee Optionee's termination of employment for any reason whatsoever (including his death), each nonqualified option granted to him under
         Article II and all of his rights thereunder shall wholly and completely terminate:

                          (i)     At the time the Employee Optionee's
                 employment is terminated if his employment is terminated because he is discharged for [(A)] fraud, theft or embezzlement committed against the Company or a subsidiary, affiliated entity or customer of the Company [, (B) Employee's gross negligence or willful misconduct in performance of the duties of Employee's employment or (C) Employee's final conviction of a felony or of a misdemeanor involving moral turpitude] (collectively Cause); or

                          (ii) At the expiration of a period of one year after the Employee Optionee's death (but in no event later than the Nonqualified Option Expiration Date) if the Employee Optionee's employment is terminated after the six-month period following the date of grant by reason of his death. To the extent exercisable, a nonqualified option granted under
                 Article II may be exercised by the Employee Optionee's estate or by the person or persons who acquire the right to exercise his option by bequest or inheritance with respect to any or all of the shares remaining subject to his option at the time of his death; or

                          (iii) At the expiration of a period of three years after the Employee Optionee's employment is terminated if the Employee Optionee's employment is terminated after the six-month period following the date of grant because of retirement or disability (but in no event later than the Nonqualified Option Expiration Date); or

                          (iv) At the expiration of a period of three months after the Employee Optionee's employment is terminated (but in no event later than the Nonqualified Option Expiration Date) if the Employee Optionee's employment is terminated after the six-month period following the date of grant for any reason other than his death, retirement, disability or Cause (but in no event longer than one year after the Employee Optionee's employment is terminated); or

                          (v) Notwithstanding the above, with respect to all options outstanding at the date of a Change of Control, if the Employee Optionee's employment is terminated within the one-year period following such Change of Control other than for Cause, at the expiration of one year following the Employee Optionee's date of termination, unless subparagraph
                 (ii), (iii), (iv) or (vi) provides a longer period for the exercise of such options (but in no event later than the Nonqualified Option Expiration Date); or

                          (vi) Notwithstanding the foregoing, the Committee, in its discretion, may extend the period for exercise of any option upon an Employee Optionee's termination, but in no event later than the Nonqualified Option Expiration Date.

                 As used in this Plan the term "retirement" means the termination of an employee's employment with the Company , its subsidiaries and affiliated entities (i) on or after reaching age 65 or (ii) on or after reaching age 55 with the consent of the Board, for reasons other than death, disability or Cause, and the term "disability' shall mean an employee is suffering from a mental or physical disability, which, in the opinion of the Board, prevents the employee from performing his regular duties and is expected to be of long continued duration or to result in death.

                 (c) Manner of Exercise. In order to exercise a nonqualified option granted under Article II, the person or persons entitled to exercise it shall deliver to the Company payment in full for the shares being purchased, together with any required withholding tax as provided in Article XI. The payment of the exercise price for each option granted under Article II shall be (i) in cash or check payable and acceptable to the Company, (ii) through tendering to the Company shares of Common Stock already owned by the person (provided that if such shares were acquired pursuant to the prior exercise of a Company granted option, such shares must have been owned for at least six months, and provided further, that the Company may, upon confirming that the person owns the number of shares being tendered, issue a new certificate for the number of shares being acquired pursuant to the exercise of the option less the number of shares being tendered upon the exercise and return to the person (or not require surrender of) the certificate for the shares being tendered upon the exercise), (iii) by the person delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option exercise price and any applicable withholding taxes; provided that in the event the person chooses to pay the option exercise price as provided in (iii) above, the person and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure or
         (iv) by any combination of the above. The value of each share of Common Stock tendered pursuant to (ii) above shall be deemed to be equal to the per share price of the last sale of Common Stock on the trading day prior to the date the option is exercised, based on the composite transactions in the Common Stock as reported in The Wall Street Journal. The date of sale of the shares by the broker pursuant to a "cashless exercise" under (iii) above shall be the date of exercise of the option. If the Committee so requires, such person or persons shall also deliver a written representation that all shares being purchased are being acquired for investment and not with a view to or for resale in connection with, any distribution of such shares.

                 (d)      Options not Transferable.  Except as provided in
         Article X, no nonqualified option granted under Article II shall be transferable otherwise than by will or by the laws of descent and distribution and, during the lifetime of the Employee Optionee to whom any such option is granted, it shall be exercisable only by the Employee Optionee. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of, or to subject to execution, attachment or similar process, any nonqualified option granted under Article II, or any right thereunder, contrary to the provisions hereof, shall be void and ineffective, shall give no right to the purported transferee and shall, at the sole discretion of the Committee, result in forfeiture of the option with respect to the shares involved in such attempt.

                 (e) Adjustment of Shares. In the event that at any time after the effective date of the Plan the outstanding shares of Common Stock are changed into or exchanged for, a different number or kind of shares or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares as to which all outstanding nonqualified options granted under
         Article II, or portions thereof then unexercised, shall be exercisable, and with any necessary corresponding adjustment in exercise price per share, to the end that after such event the shares subject to Article II of the Plan and each Employee Optionee's proportionate interest shall be maintained as before the occurrence of such event. Any such adjustment made by the Committee shall be final and binding upon all Employee Optionees, the Company, and all other interested persons.

                 (f) Listing and Registration of Shares. Each nonqualified option granted under Article II shall be subject to the requirement that if at any time the Committee determines, in its discretion, that the listing, registration, or qualification of the shares subject to such option under any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares thereunder, such option may not be exercised whole or in part unless such listing, registration, qualification, consent or approval shall have been free of any conditions not acceptable to the Committee.

         4. Amendment. The Committee may, with the consent of the person or persons entitled to exercise any outstanding nonqualified option granted under Article II, amend such nonqualified option. The Committee may at any time or from time to time, in its discretion, in the case of any nonqualified option previously granted under Article II which is not then immediately exercisable in full, accelerate the time or times at which such option may be exercised to any earlier time or times.

         5. Acceleration upon a Change of Control. Notwithstanding any provision in Article II or in any document or instrument evidencing a nonqualified option granted under Article II, upon the occurrence of a Change of Control each nonqualified option previously granted under Article II which is not then immediately exercisable in full shall be immediately exercisable in full.

         6.      Other Provisions.

                 (a) The person or persons entitled to exercise, or who have exercised, a nonqualified option granted under Article II shall not be entitled to any rights as a stockholder of the Company with respect to any shares subject to such option until he shall have become the holder of record of such shares.

                 (b) No nonqualified option granted under Article II shall be construed as limiting any right which the Company or any subsidiary or affiliated entity of the Company may have to terminate at any time, with or without Cause, the employment of any person to whom such option has been granted.

                 (c) Notwithstanding any provision of the Plan or the terms of any nonqualified option granted under Article II, the Company shall not be required to issue any shares hereunder if such issuance would, in the judgment of the Committee, constitute a violation of any state or federal law or of the rules or regulations of any governmental regulatory body.

                 (d) The Committee, in its discretion, may permit any Employee Optionee to surrender unexercised any nonqualified option for the receipt of another Award in or order or to otherwise defer the "spread" on exercise of such option.


                                  ARTICLE III

                            INCENTIVE STOCK OPTIONS

         1. Eligible Employees. Employees and officers (whether or not they are directors) of the Company or its Parent Corporation or any Subsidiary Corporation of the Company shall be eligible to receive incentive stock options under this Article III; provided, however, no such person may receive more than 250,000 incentive stock options and/or nonqualified options hereunder during any calendar year.

         2. Calculation of Exercise Price. The exercise price to be paid for each share of Common Stock deliverable upon exercise of each incentive stock option granted under Article III shall be equal to the fair market value per share of Common Stock (the "Market Value Per Share") at the time of grant as determined by the Committee, based on the composite transactions in the Common Stock as reported by The Wall Street Journal, and shall not be less than the per share price of the last sale of Common Stock on the trading day prior to the grant of such option; provided, however, than in the case of an Employee Optionee who, at the time such option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of its Parent Corporation or any Subsidiary Corporation, then the exercise price per share shall be at least 110% of the fair market value per share of Common Stock at the time of grant. The exercise price for each incentive stock option shall be subject to adjustment as provided in Article III, Paragraph 3(e).

         3. Terms and Conditions of Options. Incentive stock options granted under Article III shall be in such form as the Committee may from time to time approve. Options granted under Article III shall be subject to the following terms and conditions and may contain such additional terms and conditions, not inconsistent with Article III, as the Committee shall deem desirable:

                 (a) Option Period and Conditions and Limitations on Exercise. No incentive stock option granted under Article III shall be exercisable later than the date which is ten years after the date of grant; provided, however, that in the case of an Employee Optionee who, at the time such option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of its Parent Corporation or any Subsidiary Corporation, then such option shall not be exercisable with respect to any of the shares subject to such option later than the date which is five years after the date of grant. The date on which an incentive stock option ultimately becomes unexercisable under the previous sentence is hereinafter referred to as the "ISO Expiration Date." To the extent not prohibited by other provisions of the Plan, each incentive stock option granted under
         Article III shall be exercisable at such time or times as the Committee in its discretion may determine.

                 (b)      Termination of Employment and Death.  For purposes of
         Article III and each incentive stock option granted under Article III, an Employee Optionee's employment shall be deemed to have terminated at the close of business on the day preceding the first date on which he is no longer for any reason whatsoever (including his death) employed by the Company or a subsidiary or affiliated entity of the Company. Unless otherwise provided in the Option Agreement, upon an Employee Optionee's termination of employment by any reason whatsoever (including his death), each incentive stock option granted to him and all of his rights thereunder shall wholly and completely terminate:

                          (i)     At the time the Employee Optionee's
                 employment is terminated if his employment is terminated due to Cause; or

                          (ii) At the expiration of a period of one year after the Employee Optionee's death (but in no event later than the ISO Expiration Date) if the Employee Optionee's employment is terminated after the six-month period following the date of grant by reason of his death. To the extent exercisable, an incentive stock option granted under Article III of the Plan may be exercised by the Employee Optionee's estate or by the person or persons who acquire the right to exercise his option by bequest or inheritance with respect to any or all of the shares remaining subject to his option at the time of his death; or

                          (iii) At the expiration of a period of three years after the Employee Optionee's employment is terminated if the Employee Optionee's employment is terminated after the six-month period following the date of grant because of retirement or disability (but in no event later than the ISO Expiration Date); or

                          (iv) At the expiration of a period of three months after the Employee Optionee's employment is terminated (but in no event later than the ISO Expiration Date) if the Employee Optionee's employment is terminated after the six-month period following the date of grant for any other reason than his death, retirement, disability or Cause (but in no event longer than one year after the Employee Optionee's employment is terminated); or

                          (v) Notwithstanding the above, with respect to all options outstanding at the date of a Change of Control, if the Employee Optionee's employment is terminated within the one-year period following such Change of Control other than for Cause, at the expiration of one year following the Employee Optionee's date of termination, unless subparagraph
                 (ii), (iii), (iv) or (vi) provides a longer period for the exercise of such options (but in no event later than the ISO Expiration Date); or

                          (vi) Notwithstanding the foregoing, the Committee, in its discretion may extend the period for exercise of any option upon an Employee Optionee's termination, but in no event later than the ISO Expiration Date.

                 In the event and to the extent that an incentive stock option granted under Article III is not exercised (A) within three months after the Employee Optionee's termination of employment or (B) within one year after the Employee Optionee's employment is terminated because of disability within the meaning of Section 22(e)(3) of the Code, whichever is applicable, such option shall be taxed as a nonqualified option and shall be subject to the manner of exercise provisions described in Article II, Paragraph 3(c). Further, in the event that an Employee Optionee ceases to be employed by the Company, its Parent Corporation or any Subsidiary Corporation, but continues to be employed by an affiliate, then, to the extent an incentive stock option granted under Article III is not exercised within three months after the date of such cessation of employment with the Company, its Parent Corporation or any Subsidiary Corporation, such option shall be taxed as a nonqualified option and shall be subject to the manner of exercise provisions described in Article II, Paragraph 3(c).

                 (c) Manner of Exercise. In order to exercise an incentive stock option granted under Article III, the person or persons entitled to exercise it shall deliver to the Company payment in full for the shares being purchased. The payment of the exercise price for each option granted under Article III shall be in (i) cash or check payable and acceptable to the Company, (ii) through tendering to the Company shares of Common Stock already owned by the person (provided that if such shares were acquired pursuant to the prior exercise of a Company granted option, such shares must have been owned for at least six months, and provided further, that the Company may, upon confirming, that the person owns the number of shares being tendered, issue a new certificate for the number of shares being acquired pursuant to the exercise of the option less the number of shares being tendered upon the exercise and return to the person (or not require surrender of) the certificate for the shares being tendered upon the exercise), (iii) by the person delivering to the Company a properly executed exercise) notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option exercise price; provided that in the event the person chooses to pay the option exercise price as provided in (iii) above, the person and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure or (iv) by any combination of the above. The value of each share of Common Stock tendered pursuant to (ii) above shall be deemed to be equal to the per share price of the last sale of Common Stock on the trading day prior to the date the option is exercised, based on the composite transactions in the Common Stock as reported in The Wall Street Journal. The date of sale of the shares by the broker pursuant to a "cashless exercise" under (iii) above, shall be the date of exercise of the option. If the Committee so requires, such person or persons shall also deliver a written representation that all shares being purchased are being acquired for investment and not with a view to, or for resale in connection with any distribution of such shares.

                 (d) Options not Transferable. No incentive stock option granted under Article III shall be transferable otherwise than by will or by the laws of descent and distribution and, during the lifetime of the Employee Optionee to whom any option is granted, it shall be exercisable only by such Employee Optionee. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of, or to subject to execution, attachment or similar process, any incentive stock option granted under Article III, or any right thereunder, contrary to the provisions hereof, shall be void and ineffective, shall give no right to the purported transferee, and shall, at the sole discretion of the Committee, result in forfeiture of the option with respect to the shares involved in such attempt.

                 (e) Adjustment of Shares. In the event that at any time after the effective date of the Plan the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares as to which all outstanding incentive stock options granted under Article III, or portions thereof then unexercised, shall be exercisable, and with any necessary corresponding adjustment in exercise price per share, to the end that after such event the shares subject to Article III of the Plan and each Employee Optionee's proportionate interest shall be maintained as before the occurrence of such event. Any such adjustment made by the Committee shall be final and binding upon all Employee Optionees, the Company, and all other interested persons. Any adjustment of an incentive stock option under this paragraph shall be made in such manner as not to constitute a "modification" within the meaning of Section 424 of the Code.

                 (f) Listing and Registration of Shares. Each incentive stock option granted under Article III shall be subject to the requirement that if at any time the Committee determines, in its discretion, that the listings registration, or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares thereunder, such option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained and the same shall have been free of any conditions not acceptable to the Committee.

                 (g) Limitation on Amount. Notwithstanding any other provision of the Plan, to the extent that the aggregate fair market value (determined as of the time the respective incentive stock option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by an Employee Optionee during any calendar year under all incentive stock option plans of the Company and its Parent Corporation and Subsidiary Corporations exceeds $100,000, such incentive stock options shall be taxed as nonqualified options and shall be subject to the manner of exercise provisions described in Article II, Paragraph 3(c). The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of an Employee Optionee's incentive stock options will be treated as nonqualified options because of such limitation and shall notify the Employee Optionee of such determination as soon as practicable after such determination.

         4. Amendment. The Committee may, with the consent of the person or persons entitled to exercise any outstanding incentive stock option granted under Article III, amend such incentive stock option. The Committee may at any time or from time to time, in its discretion, in the case of any incentive stock option previously granted under Article III which is not then immediately exercisable in full, accelerate the time or times at which such option may be exercised to any earlier time or times.

         5. Acceleration upon a Change of Control. Notwithstanding any provision in Article III or in any document or instrument evidencing an incentive stock option granted under Article III, upon the occurrence of a Change of Control, each incentive stock option previously granted under Article III which is not then immediately exercisable in full shall be immediately exercisable in full.

         6.      Other Provisions.

                 (a) The person or persons entitled to exercise, or who have exercised, an incentive stock option granted under Article III shall not be entitled to any rights as a stockholder of the Company with respect to any shares subject to such option until he shall have become the holder of record of such shares.

                 (b) No incentive stock option granted under Article III shall be construed as limiting any right which the Company or any subsidiary or affiliated entity of the Company may have to terminate at any time, with or without Cause, the employment of any person to whom such option has been granted.

                 (c) Notwithstanding any provision of the Plan or the terms of any incentive stock option granted under Article III, the Company shall not be required to issue any shares hereunder if such issuance would, in the judgment of the Committee constitute a violation of any state or federal law or of the rules or regulations of any governmental regulatory body.

                 (d) The Committee may require any person who exercises an incentive stock option to give prompt notice to the Company of any disposition of shares of Common Stock acquired upon exercise of an incentive stock option within two years after the date of grant of such option or within one year after the transfer of shares to such person.


                                   ARTICLE IV

                      NON-EMPLOYEE DIRECTOR STOCK OPTIONS

         1. Eligible Persons. Persons who are members of the Board but are neither employees nor officers of the Company, its subsidiaries or affiliated entities ("Non-Employees Directors") shall receive options under, and solely under, this Article IV.

         2. Initial Granting of Options to Non-Employee Directors After the 1995 Plan Termination. Subject to stockholder approval of the Plan pursuant to Article I, Paragraph 7, and to the limitation of the number of shares of Common Stock set forth in Article I, Paragraph 2, each Non-Employee Director who is first elected to the Board on or after the date director options may no longer be granted under the terms of either the Company's 1990 Stock Incentive Plan or the 1995 Incentive Plan, is hereby granted effective on the date of his initial election (which date shall be the date of grant for purposes hereof), a nonqualified option to purchase 1,000 shares of Common Stock (subject to adjustment in the same manner provided in Article IV, Paragraph 5(e) with respect to shares of Common Stock subject to options then outstanding).

         3. Annual Granting of Options to Non-Employee Directors. Subject to stockholder approval of the Plan pursuant to Article I, Paragraph 7, and to the limitation of the number of shares of Common Stock set forth in Article I, Paragraph 2, a nonqualified option to purchase 4,000 shares of Common Stock (subject to adjustment in the same manner provided in Article IV, Paragraph 5(e) with respect to shares of Common Stock subject to options then outstanding) is hereby granted, effective the fourth Thursday of October of 1997 and each year thereafter until the expiration of the

Plan, to each person who is a Non-Employee Director on each such date (which date shall be the date of grant for purposes hereof); provided, however, the number of shares of Common Stock subject to such annual grant shall be reduced by the number of shares subject to annual grants made to each Non-Employee Director on such date under the Company's 1990 Stock Incentive Plan and 1995 Incentive Plan.

         4. Calculation of Exercise Price. The exercise price to be paid for each share of Common Stock deliverable upon exercise of each option granted under Article IV shall be equal to the fair market value per share of Common Stock at the time of grant based on the composite transactions in the Common Stock as reported by The Wall Street Journal, and shall not be less than the per share price of the last sale of Common Stock on the trading day prior to the grant of such option. The exercise price for each option granted under
Article IV shall be subject to adjustment as provided in Article IV, Paragraph 5(e).

         5.      Terms and Conditions of Options.  Options granted under
Article IV shall be subject to the following terms and conditions:

                 (a) Option Period and Conditions and Limitations on Exercise. Each option granted under Article IV shall be exercisable from time to times in whole or in part, at any time after the date of grant and prior to the date which is ten years after the date of grant (the "Option Expiration Date"). Notwithstanding the foregoing or any provision in any document or instrument evidencing an option granted under Article IV, upon the occurrence of a Change of Control, each option previously granted under Article IV which is not then immediately exercisable in full shall be immediately exercisable in full.

                 (b) Termination of Directorship and Death. For purposes of Article IV and each option granted under Article IV, a Non-Employee Director's directorship shall be deemed to have terminated at the close of business on the day preceding the first date on which he ceases to be a member of the Board for any reason whatsoever (including his death). If a Non-Employee Director's directorship is terminated for any reason whatsoever (including his death), each option granted to him under Article IV and all of his rights thereunder shall wholly and completely terminate:

                          (i) At the time the Non-Employee Director's directorship is terminated if his directorship is terminated as a result of his removal from the Board for Cause [of (A) fraud, theft or embezzlement committed against the Company or a Subsidiary, affiliated entity or customer of the Company,
                 (B) Non-Employee Director's gross negligence or willful misconduct in performance of his duties as Non-Employee Director or (C) Non-Employee Director's final conviction of a felony or of a misdemeanor involving moral turpitude] (other than disability or in accordance with the provisions of the Company's Bylaws regarding automatic termination of directors' terms of office); or

                          (ii) At the expiration of a period of one year after the Non-Employee Director's death (but in no event later than the Option Expiration Date). An option granted under
                 Article IV may be exercised by the Non-Employee Director's estate or by the person or persons who acquire the right to exercise his option by bequest or inheritance with respect to any or all of the shares remaining subject to his option at the time of his death; or

                          (iii) At the expiration of a period of three years after the Non-Employee Director's directorship is terminated if such person's directorship is terminated as a result of such person's resignation or removal from the Board because of disability or in accordance with the provisions of the Company's Bylaws regarding automatic termination of directors' terms of office (but in no event later than the Option Expiration Date); or

                          (iv) At the expiration of a period of three months after the Non-Employee Director's directorship is terminated (but in no event later than the Option Expiration Date) if the Non-Employee Director's directorship is terminated for any reason other than the reasons specified in Article IV, Paragraphs 5(b)(ii) or 5(b)(iii).

                 (c) Manner of Exercise. In order to exercise a nonqualified option granted under Article II, the person or persons entitled to exercise it shall deliver to the Company payment in full for the shares being purchased, together with any required withholding tax as provided in Article XI. The payment of the exercise price for each option granted under Article shall be (i) in cash or check payable and acceptable to the Company, (ii) through tendering to the Company shares of Common Stock already owned by the person (provided that if such shares were acquired pursuant to the prior exercise of a Company granted option, such shares must have been owned for at least six months, and provided further, that the Company may, upon confirming that the person owns the number of shares being tendered issue a new certificate for the number of shares being acquired pursuant to the exercise of the option less the number of shares being tendered upon the exercise and return to the person (or not require surrender of) the certificate for the shares being tendered upon the exercise), (iii) by the person delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option exercise price and any applicable withholding taxes; provided that in the event the person chooses to pay the option exercise price as provided in (iii) above, the person and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure or
         (iv) by any combination of the above. The value of each share of Common Stock tendered pursuant to (ii) above shall be deemed to be equal to the per share price of the last sale of Common Stock on the trading day prior to the date the option is exercised, based on the composite transactions in the Common Stock as reported in The Wall Street Journal. The date of sale of the shares by the broker pursuant to a "cashless exercise" under (iii) above shall be the date of exercise of the option. If the

         Committee so requires, such person or persons shall also deliver a written representation that all shares being purchased are being acquired for investment and not with a view to, or for resale in connection with, any distribution of such shares.

                 (d)      Options Not Transferable.  Except as provided in
         Article X, no option granted under Article IV shall be transferable otherwise than by will or by the laws of descent and distribution and, during the lifetime of the Non-Employee Director to whom any such option is granted, it shall be exercisable only by such Non-Employee Director. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of, or to subject to execution, attachment or similar process, any option granted under Article IV, or any right thereunder, contrary to the provisions hereof, shall be void and ineffective and shall give no right to the purported transferee.

                 (e) Adjustment of Shares. In the event that at any time after the effective date of the Plan the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares as to which all outstanding nonqualified options granted under
         Article II, or portions thereof then unexercised, shall be exercisable and with any necessary corresponding adjustment in exercise price per shares to the end that after such event the shares subject to Article II of the Plan and each Non-Employee Director's proportionate interest shall be maintained as before the occurrence of such event. Any adjustment provided for in the preceding provisions of this Paragraph 5(e) shall be subject to any required stockholder action.

                 (f) Listing and Registration of Shares. Each option granted under Article IV shall be subject to the requirement that if at any time the Committee determines, in its discretion, that the listing, registration, or qualification of the shares subject to such option under any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares thereunder, such option may not be exercised in whole or in part unless such listings registration qualification, consent or approval shall have been effected or obtained and the same shall have been free of any conditions not acceptable to the Committee.

         6.      Other Provisions.

                 (a) The person or persons entitled to exercise, or who have exercised, an option granted under Article IV shall not be entitled to any rights as a stockholder of the Company with respect to any shares subject to such option until he shall have become the holder of record of such shares.

                 (b) No option granted under Article IV shall be construed as limiting any right which either the stockholders of the Company or the Board may have to remove at any time, with or without Cause, any person to whom such option has been granted from the Board.

                 (c) Notwithstanding any provision of the Plan or the terms of any option granted under Article IV, the Company shall not be required to issue any shares hereunder if such issuance would, in the judgment of the Committee, constitute a violation of any state or federal law or of the rule or regulations of any governmental regulatory body.

                 (d) If, as of any date that the Plan is in effect, there are not sufficient shares of Common Stock available under the Plan to allow for the grant to each Non-Employee Director of an option for the number of shares provided for in Article IV, each Non-Employee Director shall receive an option for his pro-rata share of the total number of shares of Common Stock then available under the Plan.


                                   ARTICLE V

                    PERFORMANCE STOCK AND PERFORMANCE UNITS

         1. Eligible Individuals. Employees and officers (whether or not they are directors) of the Company, its subsidiaries and affiliated entities shall be eligible to receive awards of Performance Stock and/or Performance Units (as hereinafter defined) under this Article V; provided, however, no such individual may receive more than 250,000 Performance Stock and/or Performance Unit awards hereunder during any calendar year.

         2. Terms and Conditions of Performance Awards. Shares of Performance Stock and Performance Units granted under Article V to an eligible individual (an "Employee Grantee") shall be, with respect to Performance Stock, a share of Common Stock and, with respect to a Performance Unit, a phantom share of Common Stock. Both types of Awards shall be subject to the following terms and conditions and may contain such additional terms and conditions, not inconsistent with Article V, as the Committee shall deem desirable:

                 (a) Performance Period and Vesting. Subject to Article V, Paragraphs 3 and 4, no shares of Performance Stock or Performance Units granted under Article V shall be subject to becoming vested; i.e., earned and nonforfeitable, earlier than the date which is six months from the date of grant nor later than the date which is ten years after the date of grant (the "Performance Period "). To the extent not prohibited by other provisions of the Plan, each share of Performance Stock and each Performance Unit granted under Article V shall be subject to becoming vested upon the achievement of such performance goals (Company and/or individual), if any, over such Performance Period as the Committee, in its discretion, may determine at or prior to the grant of such performance Award. The Committee shall also designate, at the date of grant, whether a performance Award is intended to meet the requirements of Section 162(m) of the Code. With respect to any Performance Stock or Performance Unit grant that is intended to meet the requirements of Section 162(m) of the Code, the performance goal or goals for such Award shall be with respect to one or more of the following: earnings per share; earnings before interest, taxes, depreciation and amortization expenses ("EBITDA"); earnings before interest and taxes ("EBIT"); EBITDA, EBIT or earnings before taxes and unusual or nonrecurring items as measured either against the annual budget or as a ratio to revenue; market share; sales; costs; return on equity; operating cash flow; return on net capital employed ("RONCE") and/or stock price performance. The goals can be applied, where appropriate, with respect to an individual, a business unit or the Company as a whole and need not be based on increases or positive results, but can be based on maintaining the status quo or limiting economic losses, for example. Which goals to use with respect to a performance Award, the weighting of the goals if more than one is used, and whether the goal is to be measured against a Company-established budget or target, an index or a peer group of companies, shall also be determined by the Committee at the time of grant of the Award.

                 (b)      Termination of Employment and Death.  For purposes of
         Article V, and each share of Performance Stock and each Performance Unit granted hereunder, an Employee Grantee's employment shall be deemed to have terminated at the close of business on the day preceding the first date on which he is no longer for any reason whatsoever (including his death) employed by the Company or a subsidiary or an affiliated entity of the Company. If an Employee Grantee's employment is terminated for any reason whatsoever (including his death), all of his rights with respect to each share of Performance Stock and each Performance Unit granted to him under
         Article V which is not then vested shall wholly and completely terminate:

                          (i) At the time the Employee Grantee's employment is terminated if termination is for any reason other than retirement, disability or death; or

                          (ii) if the Employee Grantee's employment is terminated due to retirement, disability or death, at the time of such termination but only with respect to that portion of the Award which is equal to the fraction, the numerator of which is the number of full calendar months remaining in the Performance Period and the denominator of which is the total number of calendar months in the Performance Period; provided, however, the remaining, nonforfeited portion of the Award shall continue to be subject to the terms and conditions of the Performance Period and at the end of such Performance Period shall be forfeited and/or paid as unrestricted stock to the Employee Grantee depending on the achievement of the goals for such Performance Period; provided further, however, with respect to any performance Award not intended on its date of grant to meet the requirements of Section 162(m) of the Code, the Committee may, in its sole discretion, deem the terms and conditions have been met at the date of such termination for all or part of such remaining, nonforfeited portion of the Performance Stock award or Performance Unit award.

                 (c) Performance Awards not Transferable. No shares of Performance Stock or Performance Units granted under Article V shall be transferable otherwise than by will or by the laws of descent and distribution. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of, or to subject to execution, attachment or similar process, any shares of Performance Stock or Performance Units granted under Article V, or any right thereunder, contrary to the provisions hereof, shall be void and ineffective, shall give no right to the purported transferee, and shall, at the sole discretion of the Committee, result in forfeiture of the shares of the Performance Stock or Performance Units involved in such attempt.

         3. Amendment. With respect to any outstanding Performance Stock or Performance Unit that does not qualify as performance based compensation under Section 162(m) of the Code, the Committee may, at any time or times, amend the performance objectives and/or the Performance Period for earning such Award. However, with respect to any Performance Stock or Performance Unit Award that is intended on its date of grant to qualify as performance based compensation under Section 162(m) of the Code, the Committee, in its sole discretion and without the consent of the Employee-Grantee, may amend the Award to reflect a change in corporate capitalization, such as a stock split or dividend, or a corporate transactions such as a corporate merger, a corporate consolidation, any corporate separation (including a spinoff or other distribution of stock or property by a corporation), any corporate reorganization (whether or not such reorganization comes within the definition of such term in section 368), or any partial or complete corporate liquidation or for any other reason permitted by the regulations promulgated under Section 162(m) of the Code without disqualifying such Award as "performance based" compensation for said section.

         4. Acceleration upon a Change of Control. Notwithstanding any provision in Article V or in any document or instrument evidencing Performance Stock or Performance Units granted under Article V, upon the occurrence of a Change of Control each share of Performance Stock and each Performance Unit previously granted under Article V which is not then immediately vested in full shall be immediately vested in full, all performance goals shall be deemed to have been met to the fullest extent under the terms of such grant, and the Performance Periods shall immediately end.

         5.      Other Provisions.

                 (a) No grant of Performance Stock or Performance Units under Article V shall be construed as limiting any right which the Company or any subsidiary or affiliated entity of the Company may have to terminate at any time, with or without Cause, the employment of any person to whom such Award has been granted.

                 (b) Each certificate representing Performance Stock awarded under the Plan shall be registered in the name of the Employee Grantee and, during the Performance Period, shall be left in deposit with the Company and a stock power endorsed in blank. The grantee of

         Performance Stock shall have all the rights of a stockholder with respect to such shares including the right to vote and the right to receive dividends or other distributions paid or made with respect to such shares. Any certificate or certificates representing shares of Performance Stock shall bear a legend similar to the following:

                 The shares represented by this certificate have been issued pursuant to the terms of the BJ Services Company 1997 Incentive Plan and may not be sold, pledged, transferred, assigned or otherwise encumbered in any manner except as is set forth in the terms of such award dated _________________.

                 After certification by the Committee as to the satisfaction of the terms and conditions set by the Committee with respect to an Award of (i) Performance Stock, a certificate, without the legend set forth above, for the number of shares of Common Stock that are no longer subject to such restrictions, terms and conditions shall be delivered to the employee and (ii) Performance Units, a certificate for the number of shares of Common Stock equal to the number of Performance Units vested shall be delivered to the employee. The remaining unearned shares of Performance Stock issued with respect to such Award, if any, or unearned Performance Units, as the case may be, shall either be forfeited back to the Company or, if appropriate under the terms of the Award applicable to such shares or units, shall continue to be subject to the restrictions, terms and conditions set by the Committee with respect to such Award.

                 (c) Notwithstanding any provision of the Plan or the terms of any nonqualified Award granted under Article V, the Company shall not be required to issue any shares hereunder if such issuance would, in the judgment of the Committee, constitute a violation of any state or federal law or of the rules or regulations of any governmental regulatory body.


                                   ARTICLE VI

                                  BONUS STOCK


         The Committee may, from time to time and subject to the provisions of the Plan, grant shares of Bonus Stock to employees and officers (whether or not they are directors) of the Company, its subsidiaries and affiliated entities. Bonus Stock shall be shares of Common Stock that are not subject to a Performance Period under Article V.

                                  ARTICLE VII

                                  CASH AWARDS

         1. Eligible Individuals. Employees and officers (whether or not they are directors) of the Company, its subsidiaries and affiliated entities shall be eligible to receive Cash Awards, which may be Tandem Cash Tax Rights, Performance Cash Awards or Bonus Cash Awards (as hereinafter defined) under this Article VII.

         2. Tandem Cash Tax Rights. The Committee may grant a Tandem Cash Tax Right with respect to a Performance Stock or Performance Unit Award that, subject to the further provisions hereof, entitles the Employee Grantee to receive from the Company, upon the later of the vesting of the Performance Stock or Performance Unit Award or the date such Performance Stock or Performance Unit Award is taxable to the Employee Grantee, an amount of cash such that the "net" benefit received by the Employee Grantee, after paying all applicable federal, state and other taxes (assuming for this purpose, the highest marginal income tax rate for individuals applies) on the Performance Stock or Performance Unit Award and this Tandem Cash Tax Right, shall be equal to the value of the Performance Stock or Performance Unit Award payment received by the Employee Grantee before any such taxes thereon.

         3. Terms and Conditions of Performance Cash Awards. Performance Cash Awards granted an Employee Grantee shall be subject to the following terms and conditions and may contain such additional terms and conditions, not inconsistent with Article VII, as the Committee shall deem desirable:

                 (a) Performance Period and Vesting. Subject to Article VII, Paragraphs 4 and 5, no Performance Cash Awards granted under
         Article VII shall be subject to becoming vested; i.e., earned and nonforfeitable, earlier than the date which is six months from the date of grant nor later than the date which is ten years after the date of grant (the "Performance Period "). To the extent not prohibited by other provisions of the Plan, each Performance Cash Award granted under Article VII shall be subject to becoming vested upon the achievement of such performance goals (Company and/or individual) over such Performance Period as the Committee in its discretion may determine at or prior to the grant of such Performance Cash Award. The Committee shall also designates at the date of grants whether a Performance Cash Award is intended to meet the requirements of Section 162(m) of the Code. With respect to any Performance Cash Award grant that is intended to meet the requirements of Section 162(m) of the Code, the performance goal or goals for such Award shall be with respect to one or more of the following: earnings per share; earnings before Interest, taxes, depreciation and amortization expenses ("EBITDA"); earnings before interest and taxes ("EBIT"); EBITDA, EBIT or earnings before taxes and unusual or nonrecurring items as measured either against the annual budget or as a ratio to revenue; market share; sales; costs; return on equity; operating cash flow; return on net capital employed ("RONCE") and/or stock price performance. The goals can be applied, where appropriate, with respect to an individual, a business unit or the Company as a whole and need not be based on increases or positive results, but can be based on maintaining the status quo or limiting economic losses, for example. Which goals to use with respect to a Performance Cash Award, the weighting of the goals if more than one is used, and whether the goal is to be measured against a Company-established budget or target, an index or a peer group of companies, shall also be determined by the Committee at the time of grant of the Award.

                 (b) Termination of Employment and Death. For purposes of Article VII and each Performance Cash Award granted hereunder, an Employee Grantee's employment shall be deemed to have terminated at the close of business on the day preceding the first date on which he is no longer for any reason whatsoever (including his death) employed by the Company or a subsidiary or an affiliated entity of the Company. If an Employee Grantee's employment is terminated for any reason whatsoever (including his death), all of his rights with respect to each Performance Cash Award granted to him under Article VII which is not then vested shall wholly and completely terminate:

                          (i) At the time the Employee Grantee's employment is terminated if termination is for any reason other than retirement, disability or death; or

                          (ii) If the Employee Grantee's employment is terminated due to retirement, disability or death, at the time of such termination but only with respect to that portion of the Award which is equal to the fraction, the numerator of which is the number of full calendar months remaining in the Performance Period and the denominator of which is the total number of calendar months in the Performance Period; provided, however, the remaining, nonforfeited portion of the Award shall continue to be subject to the terms and conditions of the Performance Period and at the end of such Performance Period shall be forfeited and/or paid In cash to the Employee Grantee depending on the achievement of the goals for such Performance Period;

         provided, however, notwithstanding the foregoing, with respect to any Performance Cash Award not intended on its date of grant to meet the requirements of Section 162(m) of the Code, the Committee may, in its sole discretion, deem the terms and conditions of an Employee Grantee's Performance Cash Award(s) to have been met in full or in part on the date of such Employee Grantee's termination of employment, regardless of the reason for such termination of employment.

                 (c) Performance Cash Awards not Transferable. No Performance Cash Awards granted under Article VII shall be transferable otherwise than by will or by the laws of descent and distribution. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of, or to subject to execution, attachment or similar process, any Performance Cash Awards granted under Article VII, or any right thereunder, contrary to the provisions hereof, shall be void and ineffective, shall give no right to the purported transferee, and shall, at the sole discretion of the Committee, result in forfeiture of the Performance Cash Awards involved in such attempt.

                 (d) Maximum Award. With respect to a Performance Cash Award that is intended to qualify as performance based compensation under Section 162(m) of the Code, the maximum aggregate of such awards that may be granted to any one Employee Grantee during any calendar year shall not exceed $2 million.

         4. Amendment. With respect to any outstanding Performance Cash Awards that does not qualify as performance based compensation under Section 162(m) of the Code, the Committee may, at any time or times, amend the performance objectives and/or the Performance Period for earning such Award. However, with respect to any Performance Cash Award that is intended on its date of grant to qualify as Performance based compensation under Section 162(m) of the Code, the Committee, in its sole discretion and without the consent of the Employee-Grantee, may amend the Award to reflect a change in corporate capitalization, such as a stock split or dividend, or a corporate transaction, such as a corporate merger, a corporate consolidation, any corporate separation (including a spinoff or other distribution of stock or property by a corporation), any corporate reorganization (whether or not such reorganization comes within the definition of such term in section 368), or any partial or complete corporate liquidation or for any other reason permitted by the regulations promulgated under Section 162(m) of the Code without disqualifying such Award as "performance based" compensation for said section.

         5. Acceleration upon a Change of Control. Notwithstanding any provision in Article VII or in any document or instrument evidencing Performance Cash Awards granted under Article VII, upon the occurrence of a Change of Control each Performance Cash Award previously granted under Article VII which is not then immediately vested in full shall be immediately vested and payable in cash in full, all performance goals shall be deemed to have been met to the fullest extent under the terms of such grant, and the Performance Periods shall immediately end.

         6.      Other Provisions.

                 (a) No grant of a Performance Cash Award under Article VII shall be construed as limiting any right which the Company or any subsidiary or affiliated entity of the Company may have to terminate at any time, with or without Cause, the employment of any person to whom such Award has been granted.

                 (b)      After certification by the Committee as to the
         satisfaction of the terms    and conditions set by the Committee with
         respect to a Performance Cash Award, the portion of such Award that is no longer subject to such restrictions, terms and conditions shall be paid (in cash) to the Employee Grantee. The remaining unearned portion of such Performance Award, if any, shall either be forfeited or, if appropriate under the terms applicable to such Award, shall continue to be subject to the restrictions, terms and conditions set by the Committee with respect to such Award.

         7. Bonus Cash Awards. The Committee may, from time to time and subject to the provisions of the Plan, grant Bonus Cash Awards to employees and officers (whether or not they are directors) of the Company, its subsidiaries and affiliated entities. Bonus Cash Awards shall be cash payments that are not subject to a Performance Period under Article VII.

                                  ARTICLE VIII

                              ADJUSTMENT OF AWARDS

         In the event that at any time after the effective date of the Plan the outstanding shares of Common Stock are changed into or exchanged for, a different number or kind of shares or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the Committee shall make an appropriate and equitable adjustment to all outstanding Awards or portions thereof then unexercised, and with any necessary corresponding adjustment in exercise price per share, to the end that after such event the Awards and each Employee's proportionate interest shall be maintained as before the occurrence of such event. Any such adjustment made by the Committee shall be final and binding upon all Employees, the Company, and all other interested persons.


                                   ARTICLE IX

                              TRANSFERABLE OPTIONS

         The Committee may, in its discretion, provide in an option agreement (other than an incentive stock option) that the option right granted to the individual may be transferred (in whole or in part and shall be subject to such terms and conditions as the Committee may impose thereon) by the individual to
(i) the spouse, children or grandchildren of the individual ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of the Immediate Family Members and, if applicable, the individual, (iii) a partnership in which such Immediate Family Members and, if applicable, the individual are the only partners, or (iv) as otherwise provided for in the option agreement. Following transfer, any such transferred option rights shall continue to be subject to the same terms and conditions as were applicable to the option rights immediately prior to transfer; provided, however, that no transferred option rights shall be exercisable unless arrangements satisfactory to the Company have been made to satisfy any tax withholding obligations the Company may have with respect to the option rights.

                                   ARTICLE X

                             WITHHOLDING FOR TAXES

         Notwithstanding anything in the Plan to the contrary any issuance of Common Stock pursuant to the exercise of an option or payment of any other Award under the Plan shall not be made until appropriate arrangements satisfactory to the Company have been made for the payment of any tax amounts (federal, state, local or other) that may be required to be withheld or paid by the Company with respect thereto. Such arrangements may, at the discretion of the Committee, include allowing the optionee or grantee to tender to the Company shares of Common Stock owned by the optionee or grantee, or to request or, to the extent provided in the Award agreement to direct, the

Company to withhold a portion of the shares of Common Stock being acquired pursuant to the Award, whether through the exercise of an option or as a distribution of earned Performance Stock, payment of earned Performance Units or as Bonus Stock, which have a fair market value per share as of the date of such withholding that is not greater than the sum of all tax amounts to be withheld with respect thereto, together with payment of any remaining portion of such tax amounts in cash or by check payable and acceptable to the Company.


                                   ARTICLE XI

                             PARACHUTE TAX GROSS-UP

         To the extent that the grant, payment, or acceleration of vesting or payment, whether in cash or stock, of any Award made to a participant under the Plan (a "Benefit") is subject to a golden parachute excise tax under Section 4999(a) of the Code (a "Parachute Tax"), the Company shall pay such person an amount of cash (the "Gross-up Amount") such that the "net" Benefit received by the person under this Plan, after paying all applicable Parachute Taxes (including those on the Gross-up Amount) and any federal or state taxes on the Gross-up Amount, shall be equal to the Benefit that such person would have received if such Parachute Tax had not been applicable.

                              BJ SERVICES COMPANY

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          NOTICE OF ANNUAL MEETING OF STOCKHOLDERS - JANUARY 22, 1998

         The Annual Meeting of the Stockholders of BJ Services Company (the "Company") will be held on Thursday, January 22, 1998 at 11:00 a.m. local time, at The Houstonian Hotel and Conference Center located at 111 North Post Oak Lane, Houston, Texas, for the following purposes:

    1.   To elect two Class II directors to serve a three-year term;
    2. To approve an amendment to the Company's certificate of incorporation, as amended (the "Charter"), to increase the total number of shares of common stock, par value $.10 per share, that the Company has the authority to issue from 80,000,000 shares to 250,000,000 shares;
    3. To approve an amendment to the Charter to increase the total number of shares of preferred stock, par value $1.00 per share, that the Company has the authority to issue from 5,000,000 shares to 15,000,000 shares;
    4.   To approve the adoption of the BJ Services Company 1997 Incentive
         Plan;
    5. To transact such other business as may properly come before the meeting and any adjournment thereof.

         All stockholders of record at the close of business on December 5, 1997 are entitled to notice of and to vote at said meeting or any adjournment thereof. At least a majority of the outstanding shares of the Company are required to be present at the meeting or represented by proxy to constitute a quorum.

                             YOUR VOTE IS IMPORTANT

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY AS PROMPTLY AS POSSIBLE. AN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THIS PURPOSE.

                     (Continued and to be dated and signed on the reverse side.)

                                                       BJ SERVICES COMPANY
                                                       P.O. BOX 11093
                                                       NEW YORK, N.Y. 10203-0093

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS NOS. 2, 3 AND 4 AND FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 2, 3 AND 4 FOR FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR.

1.  To elect two Class II         FOR all nominees  [ ]     WITHHOLD AUTHORITY  [ ]              *EXCEPTIONS  [ ]
     directors to serve a three-      listed below          to vote for all nominees listed
     year term.                                             below

Nominees for election as Class II directors: Don D. Jordan and Michael McShane (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

*Exceptions
           ---------------------------------------------------------------------

2. To approve an amendment to the Company's certificate of incorporation, as amended (the "Charter"), to increase the total number of shares of common stock, par value $.10 per share, that the Company has the authority to issue from 80,000,000 shares to 250,000,000 shares.

         FOR  [ ]         AGAINST  [ ]          ABSTAIN  [ ]

3. To approve an amendment to the Charter to increase the total number of shares of preferred stock, par value $1.00 per share, that the Company has the authority to issue from 5,000,000 shares to 15,000,000 shares.

         FOR  [ ]         AGAINST  [ ]          ABSTAIN  [ ]

4.       To approve the adoption of the BJ Services Company 1997 Incentive
         Plan.

         FOR  [ ]         AGAINST  [ ]          ABSTAIN  [ ]

5.       To transact such other business as may          Change of Address and
         properly come before the meeting and any        Comments Mark Here  [ ]
         adjournment thereof.

                      NOTE:   Please sign, date and return your
                              instruction promptly in the enclosed envelope. Sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian or other fiduciary, please give full title as such.

                      Dated:                                          199
                              ---------------------------------------    -------


                              --------------------------------------------------
                                                  Signature(s)

                              --------------------------------------------------
                                                  Signature(s)

(PLEASE SIGN, DATE AND RETURN THIS PROXY IN       VOTES MUST BE INDICATED (X) IN
THE ENCLOSED POSTAGE PREPAID ENVELOPE.)           BLACK OR BLUE INK.  [ ]